As filed with the U.S. Securities and Exchange Commission on July 24, 2015

Registration No. 333-204054

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

E-COMPASS ACQUISITION CORP.

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6F/Tower, 2 West Prosper Centre
No.5, Guanghua Road
Chaoyang District
Beijing, 100020, P.R. China
86 (10) 8573 1453
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

_________________

Richard Xu, Executive Chairman and Chief Executive Officer
6F/Tower, 2 West Prosper Centre
No.5, Guanghua Road
Chaoyang District
Beijing, 100020, P.R. China
86 (10) 8573 1453
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

_________________

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, par value $0.0001, and one Right entitling the holder to receive one-tenth (1/10) of an Ordinary Share	—	—
Ordinary Shares included as part of the Units	—	—
Rights included as part of the Units	—	—
Ordinary Shares underlying Rights included as part of the Units	—	—
Commission Units each consisting of one Ordinary Share, par value $0.0001, and one Right entitling the holder to receive one-tenth (1/10) of an Ordinary Share	—	—
Ordinary Shares included as part of the Commission Units	—	—
Rights included as part of the Commission Units	—	—
Ordinary Shares underlying Rights included as part of the Commission Units	—	—
Total	$47,100,000	$6,052.62	(3)

____________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)      Includes Units and Ordinary Shares and Rights underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.

(3)      $5,924.80 of the filling fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 24, 2015

$41,100,000

E-compass Acquisition Corp.

4,000,000 Units

110,000 Commission Units

E-compass Acquisition Corp. is a Cayman Islands exempted company incorporated as a blank check company formed for the purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, or entering into contractual arrangements that give us control over such a target business. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region of the world although we initially intend to focus on target businesses in the People’s Republic of China that operate in the e-commerce and consumer retail industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our units. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination, as described in more detail in this prospectus. We refer to these rights as the “rights” or the “public rights.”

We have granted Cantor Fitzgerald & Co., the underwriter, a 45-day option to purchase up to 600,000 units (over and above the 4,000,000 units referred to above) solely to cover over-allotments, if any.

We have agreed to introduce the underwriter in this offering to investors, who we refer to throughout this prospectus as the “lead investors,” that are interested in purchasing at least $20,000,000 of the units being offered hereby. The lead investors will be required to waive their right to receive $0.40 per share purchased by them in this offering in the event they seek to convert such shares into cash held in the trust account described below in connection with an initial business combination or upon our liquidation if we are unable to consummate an initial business combination within the required time period so that public investors will receive at least $10.40 per share purchased by them in this offering upon conversion or liquidation. We have also agreed to cause at least $10,000,000 of the units being offered hereby are to be purchased by investors (who could also be lead investors), who we refer to throughout this prospectus as the “non-tendering investors,” introduced by us who will agree to hold their shares through the consummation of our initial business combination, vote in favor of such proposed business combination and not seek redemption in connection therewith, as described in this prospectus. As a result, we expect to meet the $5,000,001 net tangible asset requirement in order to complete an initial business combination, as described in this prospectus.

An affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has also committed to purchase from us an aggregate of 310,000 units, or “private units,” at $10.00 per unit (for a total purchase price of $3,100,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. This affiliate has also agreed that if investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of units, or “commission units,” (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter, as described below, and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share as described above. The commission units have been registered on the registration statement of which this prospectus forms a part. All of the proceeds we receive from these purchases will be placed in the trust account.

There is presently no public market for our units, ordinary shares, or rights. We have applied to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ECACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The ordinary shares and rights comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriter’s over-allotment option, its exercise in full or the announcement by the underwriter of its intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the ordinary shares and rights will be traded on Nasdaq under the symbols “ECAC” and “ECACR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)(2)(3)(4)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.525	$9.475
Total	$40,000,000	$2,100,000	$37,900,000

____________

(1)       Per unit (i) underwriting discount and commissions, and (ii) Proceeds, before expenses, to us, in each case represents an average value as further described in footnotes (2) and (3).

(2)       Includes additional underwriting commissions of $0.15 per unit, or an aggregate of $300,000 (0.75% of the $40 million offering amount, which does not include any over-allotment), on up to 2,000,000 units which may be paid to Cantor Fitzgerald & Co. if we do not introduce any investors to the underwriter that purchase units in this offering. To the extent we do introduce investors to Cantor Fitzgerald & Co. that purchase units being offered hereby, the underwriting commission paid to the underwriter will be reduced in the amount of $0.15 per unit purchased by such investor we introduce to Cantor Fitzgerald & Co. up to the full $300,000 fee if at least $20,000,000 is invested by investors introduced by us.

(3)       Includes $0.15 per unit, or $600,000 (or approximately $870,000 if the underwriter’s over-allotment option is exercised in full), payable to Cantor Fitzgerald & Co. for a deferred underwriting fee to be placed in the trust account described below. These funds will be released to Cantor Fitzgerald & Co. only on completion of our initial business combination, as described in this prospectus.

(4)       Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriter in this offering.

Upon consummation of the offering, $10.40 per unit sold to the public (excluding the lead investors and non-tendering investors) in this offering (approximately $10.31 if the over-allotment option has been exercised in full) will be deposited into a United States-based account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation of the trust account upon our failure to consummate a business combination within the required time period.

We are offering the units for sale on a firm-commitment basis. Cantor Fitzgerald & Co. expects to deliver our securities to investors in the offering on or about [________________], 2015.

Cantor Fitzgerald & Co.

_______________, 2015

E-compass Acquisition Corp.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•         “we,” “us” or “our company” refers to E-compass Acquisition Corp.;

•         “US Dollars” and “$” refer to the legal currency of the United States;

•         “RMB” refers to Renminbi, the legal currency of the PRC;

•         the information in this prospectus assumes that investors introduced by us to the underwriter purchase at least $20,000,000 of the units being offered hereby and as a result, the commissions payable to the underwriter will not increase and the initial shareholders will not purchase any commission units; and

•         the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands company incorporated on September 23, 2014 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law (2013 Revision) of the Cayman Islands as the same may be amended from time to time. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business,” or entering into contractual arrangements that give us control over such a target business. While our efforts to identify a prospective target business will not necessarily be limited to a particular industry or geographic region of the world, we initially intend to focus our search on target businesses located in the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region (but not Taiwan), which we refer collectively throughout this prospectus as “China” or the “PRC,” that operate in the e-commerce and consumer retail industry. We believe that companies that operate in the e-commerce and consumer retail industry in China will perform favorably over the next decade due to the following reasons:

•         Rising spending power of Chinese consumers;

•         China’s online shopping population is relatively underpenetrated;

•         An increase in categories of products and services online;

•         Increased usage of mobile devices;

•         China’s offline retail market faces significant challenges;

•         Offline retailers are starting to use online marketplaces to grow their business;

•         Growth in China’s consumption;

•         Growth in the number of people in China that have access to the Internet; and

•         Greater availability of goods online across consumption categories.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Accordingly, we may not be able to locate a suitable or attractive target business to consummate an initial business combination with.

We will have until 18 months from the consummation of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket) by way of redemption and cease all operations except for the purposes of winding up of our affairs.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target (whether through outright ownership or through contractual arrangements) or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including some online and mobile commerce businesses. Accordingly, we may need to structure our transaction to acquire a target business using contractual arrangements through variable interest entities, which are entities 100% owned by Chinese citizens. For further information on such arrangements, see “Proposed Business — Contractual Arrangements.” Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we would acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations. Additionally, each of Richard Xu, our Executive Chairman and Chief Executive Officer, Peiling (Amy) He, our Chief Financial Officer, and Aimin Song, one of our Directors, is also an officer and/or director of Sino Mercury Acquisition Corp., or Sino Mercury, a

blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. On April 24, 2015, Sino Mercury entered into an Agreement and Plan of Reorganization with Wins Finance Group Ltd., or WFG, an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province and Beijing, China. Pursuant to the Agreement and Plan of Reorganization, Sino Mercury is currently prohibited from reviewing alternative transactions. Accordingly, at this time, Mr. Xu, Ms. He and Mr. Song have no obligation to present business opportunities to Sino Mercury prior to presenting them to us. If the business combination between Sino Mercury and WFG is not completed for any reason, then Sino Mercury will have until June 1, 2016 (or September 1, 2016 if certain conditions are met) to complete another business combination. Each of Mr. Xu, Ms. He and Mr. Song would then be required to present all business opportunities which are suitable for Sino Mercury to Sino Mercury prior to presenting them to us.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Private Placements

Prior to this offering, our shareholders immediately prior to the date of this prospectus, including all of our officers and directors and their affiliates, purchased an aggregate of 1,150,000 ordinary shares, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.02 per share. The insider shares held by our initial shareholders include an aggregate of up to 150,000 shares subject to compulsory repurchase by us for an aggregate purchase price of $0.01 to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the insider shares will comprise 20.0% of our issued and outstanding shares after this offering (excluding the private units and any commission units). None of our initial shareholders has indicated any intention to purchase units in this offering.

The insider shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders have agreed, pursuant to written agreements with us, (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares (including the insider shares) for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (1) with respect to 50% of the insider shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

In addition, an affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has committed to purchase an aggregate of 310,000 private units at a price of $10.00 per unit ($3,100,000 in the aggregate). These purchases will take place on a private placement basis that will occur simultaneously with the closing of this offering. This affiliate has also agreed that if lead investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit an additional number of commission units (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share. The commission units have been registered on the registration statement of which this prospectus forms a part. An investor will be deemed to be introduced by us to the underwriter if such investor was referred to the underwriter by us, has not previously invested in any similarly structured blank check companies through the underwriter and are listed on a schedule to the underwriting agreement, which such schedule would be finalized prior to execution of the underwriting agreement. The underwriter will not purchase for its account any units not purchased by investors introduced by us and instead will sell such units to investors pursuant to the terms of this prospectus. We will be required to pay the underwriter an additional $0.15 per unit, or an aggregate of $300,000 on up to 2,000,000 units if we do not introduce any investors to the underwriter to satisfy this requirement and the underwriter is required to sell such units to other purchasers in this offering. See the section titled “Underwriting” for further information related to this arrangement. The proceeds from the private placement of the private units other than the commission units will be added to the proceeds of this offering and placed in an account in the United States at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, as trustee.

The private units are identical to the units sold in this offering. However, the holder has agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchaser has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

We have also agreed to sell to Cantor Fitzgerald & Co. (and/or its designees), for $100, an option to purchase up to a total of 300,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $3,000,000) commencing on the later of the consummation of a business combination and one year from the date of this prospectus. Since the option is not exercisable until at the earliest the consummation of a business combination, and the rights included in the units will entitle the holder to receive ordinary shares upon consummation of a business combination, the option will effectively represent the right to purchase 330,000 ordinary shares (which includes the 30,000 ordinary shares that will be issued for the rights included in the units) for $3,000,000.

Our principal executive offices are located at 6F/Tower, 2 West Prosper Centre, No.5, Guanghua Road, Chaoyang District, Beijing, 100020, P.R. China and our telephone number is 86 (10) 8573 1453.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 12 of this prospectus.

Securities offered

4,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one right, each right entitling the holder to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination, subject to the conditions described in this prospectus.

This is different from other offerings similar to ours whose units include one share and one warrant or a combination of warrants and rights. Our management believes that investors in similarly structured blank check offerings, and those likely to invest in this offering, have come to expect the units of such companies to include one share and another security which would allow the holders to acquire additional shares. Without the ability to acquire such additional shares, our management believes that the investors would not be willing to purchase units in such companies’ initial public offerings. In this offering, by solely offering rights as part of the units that entitle the holder to receive only one-tenth of a share, as opposed to a combination of warrants and rights included in units of similarly structured blank check offerings, our management believes we have reduced the number of shares that we would be obligated to issue after the offering compared to other offerings similar to ours. However, no additional consideration will be required to be paid to us by holders of the rights to receive the additional shares upon consummation of our business combination unlike the case when the units include warrants (which would require the payment of additional consideration to us in order to receive the shares underlying such warrants). Our management believes our unit structure (with rights instead of warrants) will make us a more attractive merger partner for target businesses as our capitalization structure will be simpler without the warrants present. However, our management may be incorrect in this belief and our unit structure may cause our units to be worth less than if they included a combination of rights and warrants.

We are also registering up to 110,000 commission units that may be purchased as described herein.

Listing of our securities and proposed symbols	We anticipate the units, and the ordinary shares and rights once they begin separate trading, will be listed on Nasdaq under the symbols “ECACU,” “ECAC” and “ECACR,” respectively.

We have agreed with Cantor Fitzgerald & Co. that each of the ordinary shares and rights may trade separately ten business days following the earlier to occur of the expiration of the underwriter’s over-allotment option, its exercise in full or the announcement by the underwriter of their intention not to exercise all or any remaining portion of the over-allotment option. In no event will Cantor Fitzgerald & Co. allow separate trading of the ordinary shares and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading ordinary shares and rights.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information relating to the separate trading of the ordinary shares and rights.

Ordinary shares:

Number outstanding before this offering	1,150,000 shares[1]

Number to be outstanding after this offering and sale of private units	5,310,000 shares[2]

Rights:

Number outstanding before this offering	0 rights

Number to be outstanding after this offering and sale of private units	4,310,000 rights[2]

Terms of the Rights

Each holder of a right will receive one-tenth (1/10) of a share upon consummation of our initial business combination. Therefore, you must have seven rights in order to receive one share. If you own rights in a multiple of less than seven, such rights will be cancelled without compensation as we will not issue fractional shares.

In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Offering proceeds to be held in trust

$37,700,000 of the net proceeds of this offering (or $43,700,000 if the over-allotment option is exercised in full), plus the $3,100,000 we will receive from the sale of the private units but not the commission units, for an aggregate of $40,800,000 (or an aggregate of $46,800,000 if the over-allotment option is exercised in full), or $10.40 (or approximately $10.31 if the over-allotment option is exercised in full) per unit sold to the public in this offering (excluding the lead investors and non-tendering investors) will be placed in a trust account at Morgan Stanley in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The remaining $600,000 of net proceeds of this offering will not be held in the trust account.

____________

1         This number includes an aggregate of up to 150,000 ordinary shares held by our initial shareholders that are subject to compulsory repurchase by us if the over-allotment option is not exercised by the underwriter.

2         Assumes (i) the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares held by our initial shareholders have been compulsorily repurchased by us and (ii) the initial shareholders will not purchase any commission units.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account (i) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (ii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $600,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account and interest earned on the funds held in the trust account available to us are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted since the 50,000 rights included in the private units would result in the issuance of 5,000 ordinary shares upon the closing of our business combination). Our initial shareholders have approved the issuance of the units (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•    repayment at the closing of this offering of a $165,000 non-interest loan made by Lodestar Investment Holdings I LLC, an affiliate of Richard Xu, our executive chairman and chief executive officer; and

•    reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and consummating the business combination. To date, no such expenses have been incurred.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account available to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Shareholder approval of initial business combination

In connection with any proposed initial business combination, we will seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to have their shares converted, regardless of whether they vote for or against the proposed business combination, for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid (initially anticipated to be $10.40 per share for public shareholders and $10.00 for the lead investors).

Under our amended and restated memorandum and articles of association, we must provide at least 10 days advance notice of any meeting of shareholders. The proxy statement mailed in connection with any meeting to approve a proposed business combination will describe the manner in which you can vote on the proposed transaction. The proxy statement will also describe the vote necessary to approve the proposed business combination. See the section titled “Proposed Business — Shareholder Approval of a Business Combination” for further information.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act.

We have agreed to introduce the underwriter in this offering to lead investors who are interested in purchasing at least $20,000,000 of the units being offered hereby and to cause at least $10,000,000 of the units being offered hereby to be purchased by non-tendering investors introduced by us who will agree to hold their shares through the consummation of our initial business combination, vote in favor of such proposed business combination and not seek redemption in connection therewith, as described in this prospectus. Such investors will not be providing us with a proxy to vote their shares, however. As a result, we expect to meet the $5,000,001 net tangible asset requirement in order to complete an initial business combination.

Notwithstanding the foregoing, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, the net tangible asset requirement may limit our ability to consummate such a business combination and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial shareholders have agreed (i) to vote their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination and (ii) not to convert any shares (including the insider shares) in connection with a shareholder vote to approve a proposed initial business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. There is no limit on the amount of shares that may be purchased by the insiders.

Any purchases would be made in compliance with federal securities laws, including the fact that all material information will be made public prior to such purchase, and no purchases would be made if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

If the business combination is not consummated, public shareholders will not be entitled to have their shares converted. Public shareholders who convert their shares will continue to have the right to receive shares upon automatic conversion of the rights they may hold if the business combination is consummated.

Conversion rights

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to have his shares converted into a pro rata share of the trust account upon consummation of the business combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder in excess of 20% of the shares sold in this offering will not be converted for cash. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 20% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. All conversions of shares shall take effect as repurchases as a matter of Cayman Islands law.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination

If we are unable to complete our initial business combination within 18 months from the consummation of this offering, it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law of the Cayman Islands. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

The amount in the trust account (less $400 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law of the Cayman Islands will be treated as share premium which is distributable under the Companies Law of the Cayman Islands provided that immediately following the date on which the proposed distribution is to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The holders of the insider shares and private units will not participate in any redemption distribution with respect to their insider shares, private shares or private rights.

Richard Xu and Chen Liu have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Xu and Liu would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of Messrs. Xu and Liu to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind they have in or to any monies held in the trust account. We cannot assure you that Messrs. Xu and Liu will be able to satisfy these obligations if he is required to do so. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate the trust account because we have not completed a business combination within the required time periods, will not be reduced.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Xu and Liu have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2014	March 31, 2015
	Actual	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(88,436)	$(108,568)	$40,820,092	(2)
Total assets	$148,133	$139,001	$41,420,092
Total liabilities	$128,009	$119,009	$600,000
Value of ordinary shares subject to possible conversion	—	—	$30,800,000	(3)
Shareholders’ equity	$20,124	$19,992	$10,020,092

____________

(1)      Includes the $3,100,000 we will receive from the sale of the private units.

(2)      The “as adjusted” working capital is derived by adding total shareholders’ equity and the value of the ordinary shares subject to possible conversion.

(3)      The “as adjusted” value of common stock which may be converted for cash is derived by taking 3,000,000 ordinary shares which may be converted, representing the maximum number of shares that may be converted while the investors introduced by the initial shareholders agreed not to redeem at least 1,000,000 shares and maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a conversion price of approximately $10.40 for public investors and $10.00 for lead investors.

If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, we have no revenue and our working capital as of March 31, 2015 is not sufficient to complete our planned activities for the upcoming year. These factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 18 months before receiving liquidation distributions.

We have 18 months from the consummation of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to have their shares converted. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

We may issue ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association currently authorize the issuance of up to 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriter’s over-allotment option), there will be 93,929,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares underlying the rights issuable upon consummation of our initial business combination and the issuance of the securities underlying the underwriters’ purchase option). Although we have no commitment to do so as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete our initial business combination. The issuance of additional ordinary shares or preferred shares:

•         may significantly reduce the equity interest of investors in this offering;

•         may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•         may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•         our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, approximately $600,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several years. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders or their affiliates to operate or may be forced to cease searching for a target business. If our initial shareholders or their affiliates agreed to loan us funds, such loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our initial shareholders are under no obligation to loan us any funds.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.40 for public holders and $10.00 for lead investors.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders and any such claims could delay the timing of our distribution of the funds held in the trust account. If we liquidate the trust account before the completion of a business combination, Messrs. Xu and Liu have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be reduced.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.40 or $10.00, as applicable.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provide that we will continue in existence only until 18 months from the date of this prospectus, if a business combination has not been consummated by such time. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such distribution. Accordingly, we cannot assure you that third parties, or us under the control of an official liquidator, will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time period, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Messrs. Xu and Liu have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of US$15,000 and to imprisonment for five years in the Cayman Islands.

Unlike other blank check companies, our units are comprised of ordinary shares and rights rather than units comprised of ordinary shares and warrants and therefore investors will not be issued warrants as part of their investment.

Unlike other blank check companies that sell units comprised of ordinary shares and warrants in their initial public offerings, we are selling units comprised of ordinary shares and rights. The rights will not have any voting rights, will entitle the holder to receive one-tenth of a share upon consummation of our initial business combination and will expire and be worthless if we do not consummate an initial business combination. Accordingly, investors in this offering will not be issued any warrants as part of their investment which may have the effect of limiting the potential upside value of your investment in our company. Additionally, no additional consideration will be required to be paid by holders of the rights to receive the additional shares upon consummation of our business combination and, as a result, the rights may result in greater dilution in per share book value than would result from the issuance of warrants (which would require the payment of additional consideration to receive the shares underlying such warrants).

Holders of rights will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights. The foregoing may provide a financial incentive to public shareholders to vote in favor of any proposed initial business combination as their rights would entitle the holder to receive one-tenth of a share upon consummation of such business combination, resulting in an increase in their overall economic stake in our company. If a business combination is not approved, the rights will expire and will be worthless.

We have no obligation to net cash settle the rights.

In no event will we have any obligation to net cash settle the rights. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Accordingly, the rights may expire worthless.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we intend to focus our search for target businesses in the People’s Republic of China that operate in the e-commerce and consumer retail industry, we are not limited in this respect and may consummate a business combination with a company in any location or industry we choose (subject to the limitations imposed by the PRC on foreign investments in certain industries as described in the section “Proposed Business — Contractual Arrangements”). Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). In determining the fair market value of any target business, investors will be relying on the judgment of our board of directors, who will have broad discretion in establishing the fair market value of any prospective target business. The fair market value restriction may limit the type and number of companies that with which may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If Nasdaq delists our securities from quotation on its exchange after this offering, or if we chose to terminate our listing on Nasdaq, we would not be required to complete a business combination with a target business or businesses meeting specific fair market value requirements.

If Nasdaq delists our securities from quotation on its exchange after this offering, or if we chose to terminate our listing on Nasdaq, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

While we intend to focus our search for target businesses in the People’s Republic of China that operate in the e-commerce and consumer retail industry, we may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have their most experience, our management may determine to retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage such consultants and advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including companies that are engaged in business activities similar to those intended to be conducted by us, including Sino Mercury, another blank check company. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Our officers and directors have waived their right to have their insider shares, private shares or any other ordinary shares acquired in this offering or thereafter converted, or to receive distributions with respect to their insider shares or private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•         a limited availability of market quotations for our securities;

•         reduced liquidity with respect to our securities;

•         a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•         a limited amount of news and analyst coverage for our company; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•         solely dependent upon the performance of a single business, or

•         dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents (or $10,000,000 from the non-tendering investors) available at the time of closing. If the number of our shareholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 18 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

We will offer each public shareholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our initial shareholders or the non-tendering investors with respect to up to 1,000,000 ordinary shares purchased in this offering) the right to have his, her or its ordinary shares converted for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to have their shares converted only when they vote against a proposed business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. The ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the shares sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not holders of our insider shares or the non-tendering investors with respect to up to 1,000,000 ordinary shares purchased in this offering) the right to have his, her, or its ordinary shares converted for cash. Notwithstanding the foregoing, a public shareholder, together with any of its affiliates or any other person with whom it is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 20% of the shares sold in this offering. Accordingly, if you hold more than 20% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such shares following the business combination over 20% or sell them in the open market. We cannot assure you that the value of such shares will appreciate over time following a business combination or that the market price of our ordinary shares will exceed the per-share conversion price.

We may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder (but not our initial shareholders or the non-tendering investors with respect to up to 1,000,000 ordinary shares purchased in this offering) will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we convert its shares for a share of the trust account. We may require public shareholders who wish to have their shares converted in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If we require public shareholders who wish to convert their ordinary shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their ordinary shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding rights and unit purchase options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders will collectively own approximately 24.7% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and do not purchase any commission units). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, our officers, directors, initial shareholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, the non-tendering investors have agreed to vote in favor of a proposed business combination and not seek conversion of up to 1,000,000 of their shares.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no requirement under the Companies Law of the Cayman Islands for us to hold annual or general meetings or elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, unless the holders of not less than 10% in par value capital of our company requests such a meeting. As a result, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.02 per share, for the insider shares and our initial shareholders will pay $10.00 per unit for the private units, resulting in an aggregate average price of approximately $2.33 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their insider shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 59.8% or $5.44 per share (the difference between the pro forma net tangible book value per share of $3.66, and the assumed initial offering price of $9.09 per unit). This is because investors in this offering will be contributing approximately 93% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 77% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our initial shareholders, officers and directors are entitled to demand that we register the resale of the private units (and the underlying ordinary shares and rights) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after we consummate a business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States treasuries. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•         restrictions on the nature of our investments; and

•         restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•         registration as an investment company;

•         adoption of a specific form of corporate structure; and

•         reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our shareholders from a financial point of view.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, initial shareholders or their affiliates. If no opinions are obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units was negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the ordinary shares and rights underlying the units, include:

•         the history and prospects of companies whose principal business is the acquisition of other companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         our capital structure;

•         the per share amount of net proceeds being placed in the trust account;

•         an assessment of our management and their experience in identifying operating companies; and

•         general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law of the Cayman Islands (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we may combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

We intend to effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

Our efforts to identify a prospective target business will not be limited to a particular geographic region of the world although we initially intend to focus on target businesses located in China. If we consummate a business combination with a target business in China, or another location outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•         rules and regulations or currency redemption or corporate withholding taxes on individuals;

•         tariffs and trade barriers;

•         regulations related to customs and import/export matters;

•         longer payment cycles;

•         inflation;

•         economic policies and market conditions;

•         unexpected changes in regulatory requirements;

•         challenges in managing and staffing international operations;

•         tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•         currency fluctuations;

•         challenges in collecting accounts receivable;

•         cultural and language differences;

•         protection of intellectual property; and

•         employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder.

However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in the PRC, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If the government of the PRC finds that the agreements we entered into to acquire control of a target business through contractual arrangements with one or more operating businesses do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

The PRC currently prohibits and/or restricts foreign ownership in certain “important industries,” including telecommunications, food production and heavy equipment. There are uncertainties under certain regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, the PRC may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those having “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

•         revoke the business and operating licenses of the potential future target business;

•         confiscate relevant income and impose fines and other penalties;

•         discontinue or restrict the operations of the potential future target business;

•         require us or potential future target business to restructure the relevant ownership structure or operations;

•         restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction; or

•         impose conditions or requirements with which we or potential future target business may not be able to comply.

If the PRC government deems that the contractual arrangements in relation to our variable interest entities do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

Foreign ownership of certain internet-based and consumer retail businesses is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider not engaged in e-commerce and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record. Accordingly, we may need to structure our business combination to acquire a target business using contractual arrangements through variable interest entities. Additionally, foreign investments are restricted in certain businesses such as those involving the purchase or distribution of certain agricultural products and the construction and operation of gasoline stations and are prohibited in certain businesses such as those involving the wholesale and retail trade of tobacco products.

Although the structure of variable interest entities is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted, or if adopted, what they would provide. If we or any of the variable interest entities are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of the PRC subsidiaries or the variable interest entities, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our variable interest entities in our consolidated financial statements, if our legal structure were to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entities or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entities in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

If we have to acquire a target business using contractual arrangements through variable interest entities, they may not be as effective as direct ownership in providing us with control over our variable interest entity. For example, a variable interest entity and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the variable interest entity’s operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of an entity, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. With contractual arrangements, we might not be able to directly change the members of the boards of directors of these entities and would have to rely on the variable interest entities and the variable interest entity equity holders to perform their obligations in order to exercise our control over the variable interest entities. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks would exist throughout the period in which we intended to operate our business through contractual arrangements. If any dispute relating to such contracts remained unresolved, we would have to enforce our rights under these contracts under PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by our variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” Therefore, contractual arrangements with variable interest entities may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by a variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If we utilized contractual arrangements to acquire a target business and the variable interest entity or its shareholders failed to perform their respective obligations under the contractual arrangements, we might have to incur substantial costs and expend additional resources to enforce such arrangements. We might also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC law.

All the agreements relating to contractual arrangements would be governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In the event we were unable to enforce these contractual arrangements, or if we suffered significant delay or other obstacles in the process of enforcing these contractual arrangements, we might not be able to exert effective control over the variable interest entity, and our ability to conduct our business might be negatively affected.

The requirement that we complete an initial business combination within 18 months from the consummation of this offering may give potential target businesses leverage over us in negotiating a business transaction.

We have 18 months from the consummation of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

An investment in this offering may involve adverse U.S. federal income tax consequences.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s conversion right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our units, ordinary shares or rights, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

Target businesses in the e-commerce and consumer retail industry in China are subject to special considerations and risks.

Business combinations with companies with operations in the e-commerce and consumer retail industry in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in this location and these industries, we will be subject to, and possibly adversely affected by, the following risks:

•         competition and consolidation of the specific sector of the e-commerce and consumer retail industry within which the target business operates;

•         changes in demands for e-commerce and consumer retail products;

•         increased government regulations in the e-commerce and consumer retail industry and the costs of compliance with such regulations;

•         the negative impacts of catastrophic events; and

•         any changes in China’s economic, political and social conditions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•         ability to complete our initial business combination;

•         limited operating history;

•         success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•         potential ability to obtain additional financing to complete a business combination;

•         pool of prospective target businesses;

•         the ability of our officers and directors to generate a number of potential investment opportunities;

•         potential change in control if we acquire one or more target businesses for shares;

•         our public securities’ potential liquidity and trading;

•         regulatory or operational risks associated with acquiring a target business;

•         use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•         financial performance following this offering; or

•         listing or delisting of our securities from Nasdaq or the ability to have our securities listed on Nasdaq following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “ Risk Factors ..” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$40,000,000	$46,000,000
From private placement	3,100,000	3,100,000
Total gross proceeds	43,100,000	49,100,000
Offering expenses(1)
Underwriting discount (3.0% of gross proceeds from offering, excluding deferred fee of 1.5% of gross proceeds from offering)(2)	1,200,000	1,200,000
Legal fees and expenses	275,000	275,000
Nasdaq listing fee	50,000	50,000
Printing and engraving expenses	45,000	45,000
Accounting fees and expenses	40,000	40,000
FINRA filing fee	7,400	7,400
SEC registration fee	6,000	6,000
Miscellaneous expenses	76,600	76,600
Total offering expenses	1,700,000	1,700,000
Net proceeds
Held in trust	40,800,000	46,800,000
Not held in trust	600,000	600,000
Total net proceeds	$41,400,000	$47,400,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$250,000	41.7%
Due diligence of prospective target businesses by officers, directors and initial shareholders	100,000	16.7%
Legal and accounting fees relating to SEC reporting obligations	100,000	16.7%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	150,000	25.0%
Total	$600,000	100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we received from Lodestar Investment Holdings I LLC, an affiliate of Richard Xu described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)      The underwriting discount of 3.0% is payable at the closing of the offering and the deferred underwriting fee of 1.5% (and 4.5% on gross proceeds received from the over-allotment option) payable to Cantor Fitzgerald & Co. is payable upon consummation of our initial business combination and will be held in the trust account until consummation of such business combination. Additionally, in the event that investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, there will be an additional underwriting commission paid to the underwriter in the amount of $0.15 per unit (1.5%) on the amount below $20,000,000 invested by investors introduced by us, which will not affect the amount in trust due to the obligation of our initial shareholders to purchase commission units. No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      The amount of proceeds not held in trust will remain constant at $600,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements. We estimate the interest earned on the trust account will be approximately $30,000 over a 18-month period assuming an interest rate of approximately 0.05% per year.

(4)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

An affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has committed to purchase an aggregate of 310,000 private units at a price of $10.00 per unit ($3,100,000 in the aggregate). This affiliate has also agreed that if investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of commission units (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter, as described above, and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share, as described elsewhere herein. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$40,800,000, or $46,800,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units will be placed in an account at Morgan Stanley in the United States, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (ii) any remaining interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $600,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders, officers and directors in connection with activities on our behalf as described above.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, Richard Xu and Chen Liu have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

As of March 31, 2015, Lodestar Investment Holdings I LLC, an affiliate of Richard Xu, loaned to us an aggregate of $115,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees and expenses. In April 2015, Lodestar Investment Holdings I LLC loaned us an additional $50,000. The loans are payable without interest on the earlier of (i) October 31, 2015, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 18 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted since the 50,000 rights included in the private units would result in the issuance of 5,000 ordinary shares upon the closing of our business combination). Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete our initial business combination, the loans would not be repaid.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our liquidation if we have not completed a business combination within the required time period or (ii) if that public shareholder converts such shares in connection with a business combination which we consummate or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding ownership of the private units and commission units). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted for cash), by the number of outstanding ordinary shares. For the purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed the issuance of $0.10 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration. Accordingly, for the purposes of the dilution calculation, the number of shares included in the units offered hereby will be deemed to be 4,400,000, the price per share in this offering will be deemed to be $9.09 and the number of shares included in the private units will be deemed to be 341,000. The below presentation assumes that no commission units are issued.

At March 31, 2015, our net tangible book value was $(108,568), or approximately $(0.09) per share. After giving effect to the sale of 4,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private units, and assuming the issuance of 431,000 shares for the outstanding rights, our pro forma net tangible book value at March 31, 2015 would have been $10,020,092 or $3.66 per share, representing an immediate increase in net tangible book value of $3.75 per share to the initial shareholders and an immediate dilution of 59.8% per share or $5.44 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $30,800,000 less than it otherwise would have been because if we effect a business combination, the ability of public shareholders (but not our initial shareholders or the non-tendering investors with respect to up to 1,000,000 ordinary shares purchased in this offering) to exercise conversion rights may result in the conversion of up to 3,000,000 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis: per-share basis:

Public offering price		$9.09	(1)
Net tangible book value before this offering	$(0.09)
Increase attributable to new investors and private sales	3.75
Pro forma net tangible book value after this offering		3.66
Dilution to new investors		$5.44
Percentage of dilution to new investors		59.8%

____________

(1)      Derived from $40,000,000 net proceeds from the public offering divided by 4,400,000  shares, which assumes that the over-allotment option has not been exercised and the issuance of an additional 400,000 public shares underlying the public rights.

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration
	Number		Percentage	Amount	Percentage	Average Price per Share
Initial shareholders – Initial Shares	1,000,000	(1)	17.4%	$25,000	0.1%	$0.02
Initial shareholders – Private Units	341,000	(2)	5.9%	3,100,000	7.2%	$9.09
New investors(4)	4,400,000	(3)	76.7%	40,000,000	92.7%	$9.09
	5,741,000		100.0%	$42,325,000	100.0%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares held by our initial shareholders have been compulsorily repurchased as a result thereof.

(2)      Assumes the issuance of an additional 31,000 public shares underlying the private rights.

(3)      Assumes the issuance of an additional 400,000 public shares underlying the public rights.

(4)      If the over-allotment is exercised in full, shares purchased by and total consideration from new investors increase to 5,060,000 and $46,000,000, respectively

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(108,568)
Net proceeds from this offering and private placement of private units	41,400,000
Plus: Offering costs and paid in advance, excluded from tangible book value before this offering	128,560
Plus: Proceeds from sale of unit purchase option to underwriter	100
Less: Deferred underwriting fee	(600,000)
Less: Proceeds held in trust subject to possible conversion	(30,800,000)
$10,020,092
Denominator:
Ordinary shares outstanding prior to this offering	1,000,000 (1)
Ordinary shares included in the units offered	4,000,000
Ordinary shares to be sold in private placement	310,000
Ordinary shares underlying the rights to be sold in this offering	400,000
Ordinary shares underlying the rights to be sold in private placement	31,000
Less: Shares subject to possible conversion	(3,000,000)
2,741,000

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares held by our initial shareholders have been compulsorily repurchased as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2015 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities.

	March 31, 2015
	Actual	As Adjusted(1)
Note payable to related party(2)	$115,000	$—
Underwriter fee payable	—	600,000
Ordinary shares, par value $0.0001 per share, -0- and 3,000,000 shares which are subject to possible conversion	—	30,800,000	(4)
Shareholders’ equity:
Preferred shares, par value $0.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, par value $0.0001 per share, 100,000,000 shares authorized; 1,150,000 shares issued and outstanding, actual; 2,741,000 shares issued and outstanding(3) (excluding 3,000,000 shares subject to possible conversion), as adjusted	115	274
Additional paid-in capital	24,885	10,024,826
Deficit accumulated during the development stage	(5,008)	(5,008)
Total shareholders’ equity:	$19,992	$10,020,092
Total capitalization	$134,992	$41,420,092	(5)

____________

(1)      Includes the $3,100,000 we will receive from the sale of the private units.

(2)      Note payable to related party is a promissory note issued in the aggregate amount of $115,000 to Lodestar Investments Holdings I LLC. The note is non-interest bearing and is payable on the earliest to occur of (i) October 31, 2015, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with this offering.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares held by our initial shareholders have been compulsorily repurchased by us as a result thereof. Assumes shares underlying the rights to be sold in this offering as issued and outstanding.

(4)      Derived by taking 3,000,000 ordinary shares which may be converted, representing the maximum number of shares that may be converted while the investors introduced by the initial shareholders agreed not to convert at least 1,000,000 shares and maintain at least $5,000,001 in net tangible assets after the offering, multiplied by a conversion price of approximately $10.40 for public holders and $10.00 for lead investors.

(5)      Derived by adding underwriter fee payable, total shareholders’ equity and the value of the ordinary shares subject to possible conversion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on our current expectations and reflect our plans, estimates and anticipated future financial performance. These statements involve numerous risks and uncertainties. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of many factors, including those set forth below and under the section entitled “Risk Factors.”

Overview

We were incorporated on September 23, 2014 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses or entering into contractual arrangements that give us control over such target businesses. We have not identified a target business and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any target business. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, debt or a combination of cash, shares and debt. The issuance of additional ordinary shares or preferred shares:

•         may significantly reduce the equity interest of our shareholders;

•         may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•         will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•         our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at March 31, 2015, we had $10,441 in cash and cash equivalents and a working capital deficiency of $108,568. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and the loans from Lodestar Investments Holding I LLC, an affiliate of Richard Xu, in an aggregate amount of $165,000 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting discounts and commissions of $1,200,000 and (2) the sale of the private units for a purchase price of $3,100,000, will be $41,400,000 (or $47,400,000 if the over-allotment option is exercised in full). $40,800,000 (or $46,800,000 if the over-allotment option is exercised in full), which includes the deferred underwriting fee of $600,000 (or $870,000 if the over-allotment option is exercised in full) which will be payable to Cantor Fitzgerald & Co. only upon consummation of our initial business combination, will be held in the trust account. The remaining $600,000 (whether or not the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $600,000 of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements (which we anticipate will be approximately $35,000 assuming an interest rate of approximately 0.05% per year) will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•         $250,000 of expenses for the search for target businesses and for the legal, accounting and other third‑party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•         $100,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;

•         $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•         $150,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of March 31, 2015, Lodestar Investment Holdings I LLC, an affiliate of Richard Xu, loaned an aggregate of $115,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. In April 2015, Lodestar Investment Holdings I LLC loaned us an additional $50,000. The loans are payable without interest on the earlier of (i) October 31, 2015, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

Peiling (Amy) He has also agreed to make available to us, at no cost to us, office space in Beijing, China.

An affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has committed to purchase an aggregate of 310,000 private units at a price of $10.00 per unit ($3,100,000 in the aggregate). This affiliate has also agreed that if investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of commission units (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share, each as described elsewhere in this prospectus.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted since the 50,000 rights included in the private units would result in the issuance of 5,000 ordinary shares upon the closing of our business combination).

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•         staffing for financial, accounting and external reporting areas, including segregation of duties;

•         reconciliation of accounts;

•         proper recording of expenses and liabilities in the period to which they relate;

•         evidence of internal review and approval of accounting transactions;

•         documentation of processes, assumptions and conclusions underlying significant estimates; and

•         documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

PROPOSED BUSINESS

Introduction

We are a Cayman Islands exempted company incorporated on September 23, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses or entering into contractual arrangements that give us control over such target businesses.

Business Strategy

We intend to focus our search on businesses in China that operate in the e-commerce and consumer retail industry. However, we are not limited to this geographic region or to these types of companies. We have not established specific criteria that would trigger our consideration of businesses outside of these areas. We may focus on other industries or geographic regions if we believe that those industries or regions are better able to provide attractive financial returns or if an opportunity outside of China or in a different industry was brought to our attention at any time we are in search of a target business.

Market Opportunity

Our management team believes that companies that operate in the e-commerce and consumer retail industry will perform favorably over the next decade due to the following reasons:

Rising spending power of Chinese consumers: According to the National Bureau of Statistics of China, the annual per capita disposable income of urban households in China grew from RMB 15,781 (US $2,606) in 2008 to RMB 24,565 (US $4,058) in 2012, representing a CAGR of 11.7%. Compared with the United States, with a consumption penetration rate of 67.1% in 2013, China’s real consumption in 2013 was 35.8% of total GDP, according to Euromonitor International. We believe the growth in consumption will lead to higher levels of online and mobile commerce.

China’s online shopping population is relatively underpenetrated: According to the China Internet Network Information Center (CNNIC), China had the world’s largest internet population with 618 million users as of December 31, 2013, which will grow to 850 million in 2017 based upon iResearch. According to CNNIC, China had 302 million online shoppers in 2013. The number of online shoppers is expected to increase, driven by continued growth in the number of internet users as well as by the higher percentage of Internet users making purchase online.

More categories of products and services online: We believe that consumers are expanding the categories of products and services they are purchasing online, which will further increase online and mobile commerce activity.

Increased usage of mobile devices: The number of mobile internet users in China has been growing at a fast pace, increasing from 303 million in 2010 to 500 million in 2013, according to CNNIC, and is expected to further grow to 745 million by 2017, representing a five-year CAGR of 12.1%, according to iResearch. iResearch estimates that China’s mobile internet penetration rate will reach 48.1% in 2017, as compared to 38.0% in 2012. We believe the increased usage of mobile devices will make access to the Internet even more convenient and drive higher online shopper engagement.

China’s offline retail market faces more and more significant challenges: Due to few nationwide brick and mortar retailers, an underdeveloped physical retail infrastructure, limited product selection and inconsistent product quality, China’s offline retail market faces significant challenges. As of December 31, 2012, there were 127 cities in China with populations greater than 1 million, according to the National Bureau of Statistics of China. According to Euromonitor International, the top 20 retailers in China had a combined market share of approximately 11.6% in 2013, as compared with approximately 40.0% in the United States in the same period. In 2013, per capita retail space in China was 0.6 square meters, which was significantly lower than that in the United States, the United Kingdom, Japan and Germany, according to Euromonitor International. The less developed physical retail infrastructure and distribution system in China is especially apparent in smaller cities and towns where we believe China’s national retailing leaders have an even more limited presence. However, a substantial portion of China’s retail sales is attributable to these regions. In these smaller cities and towns, consumers are generally served by local merchants and stores, and as a result, product selection may be limited. In addition, quality and safety are major consumer concerns in China across a wide variety of categories, from food, household products to clothing, which has the effect of constraining consumption.

Offline Retailers Use Online Marketplaces to Grow Their Business. Many brick and mortar retailers, including local service providers, are motivated to establish an online presence through a well-known and reputable online platform in addition to their own e-commerce websites because of the consumer reach and brand building opportunity.

Growth in China’s Consumption: China’s real GDP of US $9.2 trillion in 2013 is projected to grow to US $13.2 trillion in 2020, according to the Rhodium Group’s middle range projection. Real consumption in China is projected to experience a higher rate of growth during the same period, thus becoming an increasingly important contributor to the Chinese economy. The proportion of GDP accounted for by consumption in China was 34% in 2013, a level which was significantly lower than the United States, the United Kingdom, Japan and Germany, according to The World Bank.

The rising real income level of Chinese consumers has been a driving force behind the increasing contribution of consumption to the overall economy. According to the National Bureau of Statistics of China, the real annual per capita income of rural households and urban households in China increased by CAGRs of 10.2% and 8.5% between 2008 and 2013, respectively. In addition, the household savings rate in China declined from 40.4% in 2009 to 39.5% in 2013, according to Euromonitor International. We believe the declining trend in savings rate reflects consumers’ increasing propensity to spend on discretionary items, including higher quality products and services. As Chinese consumers continue to experience real wage increases, as well as a higher propensity to spend, we expect that the contribution of consumption to overall GDP in China will continue to increase over time and that the growth rate of consumption will continue to outpace GDP growth.

Growth in China Internet Population and Penetration: Internet penetration in China is expanding rapidly. Internet users in China grew from 298 million, or 22.6% of China’s total population, as of the end of 2008 to 618 million, or 45.8% of the total population, as of the end of 2013, according to CNNIC. However, internet penetration in China is still relatively low when compared to that of many other countries. According to a report issued by the China Ministry of Industry and Information Technology, China’s internet population is projected to grow to 800 million by 2015.

The percentage of internet users buying products and services online in China is lower than that in many other countries. According to CNNIC, there were 302 million Internet shoppers in China in 2013, representing 48.9% of total Internet users, compared to 63.8% in the United States in the same year, according to IDC.

Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including some online and mobile commerce businesses. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties through variable interest entities, which are entities 100% owned by Chinese citizens. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•         Our exercise of effective control over the target company;

•         A substantial portion of the economic benefits of the target company would be transferred to us; and

•         We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80% net asset test required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Competitive Strengths

We believe our competitive strengths to be the following:

Management team

Our management team is comprised of Richard Xu, our Executive Chairman of the Board and Chief Executive Officer, Chen Liu, our President, and Peiling (Amy) He, our Chief Financial Officer. Mr. Xu is currently the President of Sino Mercury. Prior to that, Mr. Xu served as the President of CIFCO International Group, a financial advisory firm focused on overseas investments in Chinese enterprises. Mr. Liu is currently the Chief Investment Director of Anhui Shengyun Machinery, Ltd., a public trading company listed on the Shenzhen Stock Exchange. Ms. He is currently the Chief Financial Officer of Sino Mercury. Prior to that, she served as Chief Financial Officer of Deyu Agriculture Corp., a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China. We believe that the network of contacts, investment track record and relationships of our management team will provide us with an important source of investment opportunities and deal-flow. The only other similarly structured blank check company that our management team has been associated with is Sino Mercury, which consummated its initial public offering in August 2014 and entered into a definitive agreement to complete a business combination with WFG in April 2015. There is no assurance that Sino Mercury will be able to complete the business combination with WFG or another target business within the required time period.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Financial position

With $40,800,000 (or $46,800,000 if the over-allotment option is exercised in full) in our trust account available for our initial business combination, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and it may not be available to us.

Offering Structure

Unlike other blank check companies that sell units comprised of shares and a combination of rights and warrants in their initial public offerings, we are selling units comprised of shares and rights. Our management believes that investors in similarly structured blank check offerings, and those likely to invest in this offering, have come to expect the units of such companies to include one share and additional securities which would allow the holders to acquire additional shares. Without the ability to acquire such additional shares, our management believes the investors would not be willing to purchase units in such companies’ initial public offerings. Upon consummation of our initial business combination, each right included in our units shall entitle the holder to receive one-tenth of a share, leaving us with only one class of shares. Accordingly, because the number of shares ordinarily issuable upon exercise of the rights and warrants found in the typical structure of other blank check initial public offerings is lessened in our case (since such rights and warrants most often entitle the holder to receive between one-half and one full share as opposed to the one-tenth of a share the rights entitle a holder to receive) although not completely eliminated, our management believes we will be viewed more favorably by potential target companies when determining which company to engage in a business combination with. Our management also believes this will make us a more attractive merger partner for target businesses as our capitalization structure will be simpler without the warrants present. However, our management may be incorrect in these beliefs.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, initial shareholders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates available. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or initial shareholders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•         financial condition and results of operation;

•         growth potential;

•         experience and skill of management and availability of additional personnel;

•         capital requirements;

•         competitive position;

•         barriers to entry;

•         stage of development of its products, processes or services;

•         degree of current or potential market acceptance of the products, processes or services;

•         proprietary features and degree of intellectual property or other protection for its products, processes or services;

•         regulatory environment of the industry; and

•         costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target (whether through outright ownership or through contractual arrangements) or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. We may also consummate a business combination where we employ contractual arrangements as described above. Such contractual arrangements would need to provide us with a sufficient level of economic interest to ensure that we satisfy the 80% net asset test required for our initial business combination. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value, regardless of the type of transaction that it is, if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•         subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•         result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholder Approval of Business Combination

In connection with any proposed business combination, we will seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. The amount in the trust account is initially anticipated to be $10.40 per share for public investors and $10.00 for lead investors.

Under our amended and restated memorandum and articles of association, we must provide at least 10 days advance notice of any meeting of shareholders. The proxy statement mailed in connection with any meeting to approve a proposed business combination will describe the manner in which you can vote on the proposed transaction. Generally, in order to vote at the meeting to approve a proposed business combination, if you are a record holder, you will either need to send in a proxy card or attend the meeting and vote in person. If your shares are held in “street name” or are in a margin or similar account, you would need to contact your broker to ensure that votes related to the shares you beneficially own are properly counted. The proxy statement mailed in connection with any meeting to approve a proposed business combination will also describe the vote necessary to approve the proposed business combination. The actual vote required to approve any proposed business combination will depend on the structure of the transaction itself and the requirements of our amended and restated memorandum and articles of association and the Companies Law of the Cayman Islands; provided that the minimum vote required to approve any proposed business combination would be the affirmative vote of a majority of the holders voting on such proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. We have agreed to introduce the underwriter in this offering to investors who are interested in purchasing at least $20,000,000 of the units being offered hereby and to cause at least $10,000,000 of the units being offered hereby to be purchased by investors introduced by us who will agree to hold their shares through the consummation of our initial business combination, vote in favor of such proposed business combination and not seek conversion in connection therewith. Such investors will not be providing us with a proxy to vote their shares, however. As a result, we expect to meet the $5,000,001 net tangible asset requirement in order to complete an initial business combination.

Notwithstanding the foregoing, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 24 months from the consummation of this offering in order to be able to receive a pro rata share of the trust account.

Our initial shareholders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination and (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity.

None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units or ordinary shares in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion rights

At any meeting called to approve an initial business combination, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. In such event, the conversion rights will be effected under our amended and restated memorandum and articles of association and Cayman Islands law as repurchases. A holder will always have the ability to vote against a proposed business combination and not seek conversion of his shares.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the ordinary shares sold in this offering. Accordingly, all shares in excess of 20% of the shares sold in this offering held by a holder will not be converted for cash. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 20% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Our initial shareholders will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. The non-tendering investors will not have conversion rights with respect to 1,000,000 ordinary shares purchased by them in this offering. Additionally, the lead investors will be required to waive their right to receive $0.40 per share purchased by them in this offering in the event they seek to convert such shares into cash held in the trust account so that public investors will receive at least $10.40 per share (or approximately $10.31 per share if the over-allotment option has been exercised in full) purchased by them in this offering upon conversion.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Automatic liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 18 months from the date of this prospectus, it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law of the Cayman Islands. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

The amount in the trust account (less $400 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law of the Cayman Islands will be treated as share premium which is distributable under the Companies Law of the Cayman Islands provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private shares and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.40 for public holders and $10.00 for lead investors.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Richard Xu and Chen Liu have personally agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that Messrs. Xu or Liu will be able to satisfy those obligations if they are required to do so. Accordingly, the actual per-share distribution could be reduced, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.40 or $10.00 per share, as applicable.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•         our obligation to seek shareholder approval of a business combination may delay the completion of a transaction;

•         our obligation to convert ordinary shares held by our public shareholders (but not our initial shareholders or non-tendering investors with respect to up to 1,000,000 ordinary shares purchased in this offering) may reduce the resources available to us for a business combination;

•         Nasdaq may require us to file a new listing application and meet its initial listing requirements to maintain the listing of our securities following a business combination;

•         our outstanding rights and unit purchase options, and the potential future dilution they represent;

•         our obligation to either repay or issue private units upon conversion of up to $500,000 of working capital loans that may be made to us by our initial shareholders, officers, directors or their affiliates;

•         our obligation to register the resale of the insider shares, as well as the private units (and underlying securities) and any securities issued to our initial shareholders, officers, directors or their affiliates upon conversion of working capital loans; and

•         the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 6F/Tower, 2 West Prosper Centre, No.5, Guanghua Road, Chaoyang District, Beijing, 100020, P.R. China. This space is being provided to us by Amy He, our Chief Financial officer, at no cost to us. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares, and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, the financial statements included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP and/or IFRS, or reconciled to U.S. GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. If we cease being a smaller reporting company, we would also be required to have our internal control procedures audited. This would increase our costs going forward.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$40,800,000 of the net offering proceeds and proceeds from the sale of the private units will be deposited into a trust account at Morgan Stanley in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee

$34,920,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker‑dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $40,800,000 of the net offering proceeds and proceeds from the sale of the private units held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin to trade separately ten business days following the earlier to occur of the expiration of the underwriter’s over-allotment option, its exercise in full or the announcement by the underwriter of its intention not to exercise all or any remaining portion of the over-allotment option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. We will send each shareholder a proxy statement containing information required by the SEC.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 18 months from the consummation of this offering, it will trigger our automatic winding up, dissolution and liquidation.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time, (i) any interest earned on the funds in the trust account that we may need to pay our tax obligations and (ii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for (i) any amounts that we may need to pay our tax obligations and (ii) any remaining interest that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance described above, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and the liquidation of our trust account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Richard Xu	38	Director, Executive Chairman of the Board and Chief Executive Officer
Chen Liu	45	President and Director
Peiling (Amy) He	35	Chief Financial Officer
Nicholas Clements	65	Director, Non-Executive Vice Chairman of the Board
Aimin Song	51	Director
Xinli Li	50	Director

Richard Xu has served as our Executive Chairman of the Board and Chief Executive Officer since our inception. Mr. Xu has served as the President and a member of the board of directors of Sino Mercury since its inception in March 2014. From 2010 to August 2014, Mr. Xu served as President of CIFCO International Group, a financial advisory firm focused on overseas investments in Chinese enterprises. From May 2009 to 2010, Mr. Xu was based in New York City, where he was responsible for the firm’s Chinese investments. From September 2005 to May 2009, Mr. Xu was a Partner of Viking Investment Co., an investment banking firm that he co-founded with responsibility for overseas restructuring, mergers and acquisitions, and financing of Chinese private companies. From 2004 to 2006, Mr. Xu served as a trader at Suisse American Securities, a subsidiary of Credit Suisse Group. Prior to that, Mr. Xu served as a Vice President at Asiapower Investment PTE Ltd., a public company in Singapore. Mr. Xu’s experience in mergers and acquisitions, including cross-border transactions involving the United States and China, over the last 10 years include more than 10 transactions, approximately half of which Mr. Xu actively led from the initial deal sourcing and negotiation through consummation.

Mr. Xu obtained his Bachelor Degree from Tsinghua University in Beijing, and a Master’s Degree in Computer Science from the Courant Institute of New York University.

We believe Mr. Xu is well qualified to serve as a member of the board due to his business leadership and operational experience, his contacts in China and his prior experience with Sino Mercury.

Chen Liu has served as our President and a member of board of directors since our inception. Since August 2013, Mr. Liu has served as Chief Investment Director of Anhui Shengyun Environment-Protection Group Co., Ltd, a publicly held trading company listed in Shenzhen Stock Exchange. From April 2010 to April 2012, Mr. Liu was a Vice President of Beijing Pengcheng Asset Management Co., Ltd., an asset management company. From April 2008 to April 2010, Mr. Liu was Investment Director of the Structure Financing Department of Hongyuan Securities, the first publicly held brokerage firm in China, where he was in charge of a fund product called “Golden Hongyuan No. 1”. Before 2008, Mr. Liu was the assistant to the Chief Executive Officer of Shanghai Haoke Investment Company, an investment management company. Mr. Liu’s experience in mergers and acquisitions include numerous completed acquisitions, including three that were internet-related.

Mr. Liu obtained his Bachelor Degree from Beijing Computer College (subsequently consolidated by Beijing University of Technology), and a Master’s Degree in Business Administration from Sun Yat-Sen University in Beijing.

We believe Mr. Liu is well qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China.

Peiling (Amy) He has served as our Chief Financial Officer since October 2014. Ms. He has served as the Chief Financial Officer of Sino Mercury since its inception in March 2014. From May 2012 to August 2014, Ms. He served as Chief Financial Officer of Deyu Agriculture Corp. (formerly, Eco Building International Inc.), a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China. She also served as Deyu Agriculture Corp.’s Acting Chief Financial Officer from February 2012 to May 2012 and its Financial Controller from October 2011 to February 2012. Ms. He served as an audit manager for Deloitte Touche Tohmatsu CPA Ltd. in China from July 2005 through September 2011, where she worked for multinational corporations and Chinese corporate clients, including private companies and publicly listed companies in the United States. Ms. He’s experience in mergers and acquisitions includes conducting target sourcing, financial due diligence and deal negotiation as financial expert, including several transactions in the consumer products and retail industries.

Ms. He earned a Master’s Degree in Management from the Chinese Academy of Sciences and a Bachelor’s Degree in Accounting from Tsinghua University in China. Ms. He is also a Certified Public Accountant of China and Certified General Accountant of Canada.

Nicholas Clements has served as a Director since October 2014 and Non-Executive Vice Chairman of the Board since November 2014. Mr. Clements has over thirty five years professional experience as a Wall Street lawyer, investment banker, investment advisor, university lecturer, entrepreneur and investor. Since 2001, Mr. Clements has acted as Chairman of Octavian Group Inc. (and predecessor entities), an advisory and investment firm with activities primarily in China and the Middle East. Prior to joining Octavian Group, Mr. Clements was Vice Chairman of Shanghai International Securities N.A., an affiliate of Shanghai International Securities Co. Ltd., which is a predecessor company of Shenyin Wanguo Securities Co. Ltd., one of the largest securities brokerage and investment banking companies in China. From 1990 to 1991, Mr. Clements was Vice Chairman and CEO of A.G. Capital Ltd., a fund management and advisory company with offices in New York and Hong Kong; and from 1987 to 1990 he was Chairman of Clements Taee Inc., an investment management and advisory company with offices in New York and London. Prior to that, Mr. Clements was an investment banker with PaineWebber Inc. (subsequently acquired by UBS), specializing in financing emerging growth technology companies. Mr. Clements started his professional career as an associate at Davis Polk & Wardwell, a Wall Street law firm.

Mr. Clements is a regular lecturer at Yale University, has been a frequent commentator on CNN International, and has lectured at the Beijing International MBA (BIMBA) program at Beijing University.

Mr. Clements received a BA degree (International Relations), with Distinction and Highest Honors, from Stanford University, and a JD (Juris Doctor) degree from Stanford Law School, where he was Managing Editor of the Stanford Journal of International Law (formerly Stanford Journal of International Studies). In addition, Mr. Clements served as a Research Fellow at the Institute of Comparative Law at the University of Florence in Italy.

We believe Mr. Clements is well qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China.

Aimin Song has served as Director since October 2014. Mr. Song has served as an independent director of Sino Mercury since April 2014. Since August 2013, Mr. Song has served as Chairman of Beijing Hantang Asset Management, an investment company focusing on investments in the financial and hotel management industries, with approximately 500 million RMB under management in China. From September 2008 to August 2013, Mr. Song served as Chairman of Zhongsheng International Insurance Brokers, a company founded by People’s Insurance Company of China, the biggest insurance company in China, and Tokio Marine Fire Insurance, an international insurance company. From June 2007 to September 2008, Mr. Song served as General Manager at the Bank Insurance Division of the Chinese People’s Health Insurance Company, which was the first insurance company in China dedicated to health insurance. From May 2005 to June 2007, he worked as a Vice-General Manager at the Bank Insurance Division of China Life Insurance, the top insurance company in China dedicated to life insurance, with total assets under management of approximately 250 billion RMB. From May 2000 to May 2005, Mr. Song served as President of the Shanxi Branch of People’s Bank of China, the central bank of the People’s Republic of China with the power to control monetary policy and regulate financial institutions in mainland China. The People’s Bank of China has the most financial assets of any single public finance institution in the world.

Mr. Song obtained his Master’s of Business Administration from Wuhan University, a Master Degree of Investment Management from Chinese Academy of Sciences and studied for Junior College of Finance Management from Henan Finance Management College.

We believe Mr. Song is well-qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China and his prior experience with Sino Mercury.

Xinli Li has served as a Director since October 2014. Since September 2011, Mr. Li has served as a researcher with the Culture Industry Research Institute at Shenzhen University. Prior to such position, Mr. Li served as the Head of the Department of Advertising and as Associate Professor, at Shenzhen University beginning in November 2004. Also, from June 1995 until October 2004, Mr. Li served as Lecturer in the Department of Advertising at Shenzhen University. Mr. Li has served as an independent director of the Deyu Agriculture Corp. since August 2013.

Mr. Li earned his Bachelor of Science degree from Huazhong Normal University, and his Masters Degree in Tourism Economics from Nankai University.

We believe Mr. Li is well-qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Xinli Li, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Aimin Song and Nicholas Clements, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard Xu and Chen Liu, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

Currently Nicholas Clements, Aimin Song and Xinli Li would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of independent disinterested directors.

Audit Committee

Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Nicholas Clements, Ainin Song and Xinli Li, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•         reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•         discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•         discussing with management major risk assessment and risk management policies;

•         monitoring the independence of the independent auditor;

•         verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•         reviewing and approving all related-party transactions;

•         inquiring and discussing with management our compliance with applicable laws and regulations;

•         pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•         appointing or replacing the independent auditor;

•         determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•         establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•         approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Xinli Li qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of Nicholas Clements, Aimin Song and Xinli Li, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•         should have demonstrated notable or significant achievements in business, education or public service;

•         should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•         should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Nicholas Clements, Aimin Song and Xinli Li, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         if required, producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

Upon the date of this prospectus, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•         None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•         In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•         Certain of our officers and directors are affiliated with Sino Mercury, a blank check company similar to our company, as described below.

•         Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business.

•         The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, the initial shareholders have agreed that the private units (and underlying securities) will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)       duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

(ii)      duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)     directors should not properly fetter the exercise of future discretion;

(iv)     duty to exercise powers fairly as between different sections of shareholders;

(v)      duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)     duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference relative to E-compass Acquisition Corp.
Sino Mercury Acquisition Corp.	Richard Xu Peiling (Amy) He Aimin Song

Sino Mercury has entered into a definitive agreement for an initial business combination with WFG and is currently prohibited from reviewing alternative transactions. Accordingly, at this time, Mr. Xu, Ms. He and Mr. Song have no obligation to present business opportunities to Sino Mercury prior to presenting them to us. If the business combination between Sino Mercury and WFG is not completed for any reason, then Sino Mercury will have until June 1, 2016 (or September 1, 2016 if certain conditions are met) to complete another business combination. Each of Mr. Xu, Ms. He and Mr. Song would then be required to present all business opportunities which are suitable for Sino Mercury to Sino Mercury prior to presenting them to us. Since Sino Mercury can acquire a target business in any industry, the business opportunities required to be presented to Sino Mercury will overlap with those that we would be interested in.

Anhui Shengyun Machinery Co., Ltd.	Chen Liu

Mr. Liu will be required to present all business opportunities which are suitable for Anhui Shengyun Machinery Co., Ltd. to Anhui Shengyun Machinery Co., Ltd prior to presenting them to us. Anhui Shengyun Machinery Co., Ltd is a public trading company.

Octavian Group Inc.	Nicholas Clements

Mr. Clements will be required to present all business opportunities which are suitable for Octavian Group Inc. to Octavian Group Inc. prior to presenting them to us. Octavian Group Inc. is an advisory and investment firm with activities primarily in China and the Middle East.

CIFCO International Inc.	Nicholas Clements

Mr. Clements will be required to present all business opportunities which are suitable for CIFCO International Inc. to CIFCO International Inc. prior to presenting them to us. CIFCO International Inc. provides cross-border M&A advice primarily to Chinese companies, which are seeking to establish operations outside China.

Name of Affiliated Company	Name of Individual	Priority/Preference relative to E-compass Acquisition Corp.
Beijing Hantang Asset Management	Aimin Song

Mr. Song will be required to present all business opportunities which are suitable for Beijing Hantang Asset Management to Beijing Hantang Asset Management prior to presenting them to us. Beijing Hantang Asset Management is an investment company focusing on investments in the financial and hotel management industries, with approximately 500 million RMB under management in China.

Deyu Agriculture Corp.	Xinli Li

Mr. Li will be required to present all business opportunities which are suitable for Deyu Agriculture Corp. to Deyu Agriculture Corp. prior to presenting them to us. Deyu Agriculture Corp. is a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. If they purchase ordinary shares in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial shareholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•         each of our officers and directors; and

•         all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of rights as these rights are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Richard Xu	460,000	(3)	40.0%	710,000	(3)	13.4%
Chen Liu	460,000	(4)	40.0%	400,000	(4)	7.5%
Peiling (Amy) He	115,000	(5)	10.0%	100,000	(5)	1.9%
Nicholas Clements	86,250	(6)	7.5%	75,000	(6)	1.4%
Aimin Song	0		0%	0		0%
Xinli Li	28,750		2.5%	25,000		*
Lodestar Investment Holdings I LLC	460,000		40.0%	710,000		13.4%
Handy Global Limited	460,000		40.0%	400,000		7.5%
Classical Sky Limited	115,000		10.0%	100,000		1.9%
Carnelian Bay Capital Inc.	86,250		7.5%	75,000		1.4%
All directors and executive officers as a group (six individuals)	1,150,000		100%	1,310,000		24.7%

____________

*         Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o E-compass Acquisition Corp., at 6F/Tower, 2 West Prosper Centre, No.5, Guanghua Road, Chaoyang District, Beijing, 100020, P.R. China.

(2)      Assumes (i) no exercise of the over-allotment option and, therefore, the compulsory repurchase by us of an aggregate of 150,000 ordinary shares held by our initial shareholders and (ii) that no commission units were purchased.

(3)      Represent shares held by Lodestar Investment Holdings I LLC, which Mr. Xu controls. Mr. Xu therefore has voting and disposition power over such shares.

(4)      Represents shares held by Handy Global Limited, which Mr. Liu controls. Mr. Liu therefore has voting and disposition power over such shares

(5)      Represents shares held by Classical Sky Limited, which Ms. He controls. Ms. He therefore has voting and disposition power over such shares.

(6)      Represents shares held by Carnelian Bay Capital Inc., which Mr. Clements controls. Mr. Clements therefore has voting and disposition power over such shares.

Immediately after this offering, our initial shareholders will beneficially own approximately 24.7% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriter does not exercise all or a portion of the over-allotment option, our initial shareholders will have up to an aggregate of 150,000 ordinary shares forfeited to us. Our initial shareholders will be required to have forfeited only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares (excluding the private units and any commission units) after giving effect to the offering and the exercise, if any, of the underwriter’s over-allotment option.

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the insider shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Up to 150,000 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their insider shares.

An affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has committed to purchase an aggregate of 310,000 private units at a price of $10.00 per unit ($3,100,000 in the aggregate). These purchases will take place on a private placement basis that will occur simultaneously with the closing of this offering. This affiliate has also agreed that if investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of commission units (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter, as described in detail in the section titled “Underwriting”, and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share, as described elsewhere herein.  The commission units have been registered on the registration statement of which this prospectus forms a part. The private units are identical to the units sold in this offering. However, the holder has agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchaser has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

We currently have two holders of record of our ordinary shares in the United States representing 47.5% of our outstanding shares.

Richard Xu, Chen Liu, Peiling (Amy) He, Lodestar Investment Holdings I LLC, Handy Global Limited and Classical Sky Limited are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In October 2014, we issued an aggregate of 1,150,000 ordinary shares for a total of $25,000 in cash, at a purchase price of approximately $0.02 share. Such shares are held by the following individuals and entities:

Name	Number of Shares	Relationship to Us
Lodestar Investment Holdings I LLC	460,000	Affiliate of Richard Xu
Handy Global Limited	460,000	Affiliate of Chen Liu
Classical Sky Limited	115,000	Affiliate of Peiling (Amy) He
Carnelian Bay Capital Inc.	86,250	Affiliate of Nicholas Clements
Xinli Li	28,750	Director

If the underwriter does not exercise all or a portion of their over-allotment option, our initial shareholders have agreed to forfeit up to an aggregate of 150,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised.

If the underwriter determines the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholders’ ownership at a percentage of the number of shares to be sold in this offering (not including the private shares). However, the underwriter will only so increase the size of the offering if our initial shareholders agree to purchase additional private units in the private placement described below or the underwriter defers a larger portion of the underwriting discounts, such that at least $10.40 per share sold to the public (and not lead investors) in this offering in held in trust.

An affiliate of Richard Xu, our Executive Chairman and Chief Executive Officer, has committed to purchase an aggregate of 310,000 private units at a price of $10.00 per unit ($3,100,000 in the aggregate). These purchases will take place on a private placement basis that will occur simultaneously with the closing of this offering. This affiliate has also agreed that if investors introduced by us to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of commission units (up to an aggregate of 110,000 commission units) that will equal the increased commissions we will pay the underwriter, as described in the section titled “Underwriting”, and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share, as described elsewhere herein. The commission units have been registered on the registration statement of which this prospectus forms a part. The purchase price for the private units and the commission units will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of such units, at least 48 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private units and the commission units are identical to the units sold in this offering. However, the holder has agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchaser has also agreed not to transfer, assign or sell any of the private units or the commission units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 ordinary shares if $500,000 of notes were so converted since the 50,000 rights included in the private units would result in the issuance of 5,000 ordinary shares upon the closing of our business combination). Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and commission units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units and commission units or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of March 31, 2015, Lodestar Investment Holdings I LLC, an affiliate of Richard Xu loaned to us an aggregate of $115,000 to cover expenses related to this offering. In April 2015, Lodestar Investment Holdings I LLC loaned us an additional $50,000. The loans are payable without interest on the earlier of (i) October 31, 2015, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. As of the date of this prospectus, 1,150,000 ordinary shares are outstanding, held by five shareholders of record. No preferred shares are currently outstanding.

Units

Each unit consists of one ordinary share and one right. The ordinary shares and rights will begin to trade separately ten business days following the earlier to occur of the expiration of the underwriter’s over-allotment option, its exercise in full or the announcement by the underwriter of its intention not to exercise all or any remaining portion of the over-allotment option. In no event will separate trading of the ordinary shares and rights commence until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares and rights has commenced.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by 18 months from the consummation of this offering, it will trigger our automatic winding up, dissolution and liquidation. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares upon our winding up, dissolution and liquidation.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)      the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)      the date on which the name of any person was entered on the register as a member; and

(c)      the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Rights

Each holder of a right will receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. Therefore, you must have seven rights in order to receive one share. If you own rights in a multiple of less than seven, such rights will be cancelled without compensation as we will not issue fractional shares. Holders of rights shall be entitled to receive shares upon conversion of the rights even if the holder of such rights converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right (without paying any additional consideration) upon consummation of the business combination.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of our Securities

There is presently no public market for our units, ordinary shares or rights. We have applied to have the units, and the ordinary shares and rights once they begin separate trading, listed on Nasdaq under the symbols “ECACU,” “ECAC” and “ECACR,” respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law of the Cayman Islands. The Companies Law of the Cayman Islands is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law of the Cayman Islands allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66-2/3% in value) of the shareholders of each company; or (b) such other authorisation, if any, as may be specified in such constituent company’s articles of association. A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law of the Cayman Islands (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law of the Cayman Islands provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•         we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•         the shareholders have been fairly represented at the meeting in question;

•         the arrangement is such as a businessman would reasonably approve; and

•         the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law of the Cayman Islands or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•         a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•         the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•         those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in our amended and restated memorandum and articles of association:

•         the right of public shareholders to exercise conversion rights and have their shares repurchased in lieu of participating in a proposed business combination;

•         a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,001 upon consummation of such business combination;

•         a requirement that if we seek shareholder approval of any business combination, a majority of the outstanding ordinary shares voted must be voted in favor of such business combination;

•         the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors;

•         a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 18 months after the date of this prospectus; and

•         limitation on shareholders’ rights to receive a portion of the trust account.

The Companies Law of the Cayman Islands permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2013 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)      the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)      the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)      the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law, 2008 of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2011 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 5,310,000 ordinary shares outstanding, or 6,060,000 shares if the over-allotment option is exercised in full, excluding shares underlying rights to be sold in the offering and without consideration to the reclassification of shares subject to possible conversion. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus. The shares underlying the rights will be freely tradable when issued upon consummation of our initial business combination.

Rule 144

A person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•         1% of the number of ordinary shares then outstanding, which will equal 53,100 shares immediately after this offering (or 60,600 if the over-allotment option is exercised in full); and

•         the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and commission units (and all underlying securities) and any securities issued to our initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units, commission units and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States Federal income tax consequences of an investment in our ordinary shares and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to a double taxation treaty with any country that is applicable to any payment made to or by us.

We have applied for and have received on October 7, 2014 an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

General

This section is a general summary of the material United States Federal income tax provisions relating to the acquisition, ownership and disposition of our units, ordinary shares and rights. This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares and rights, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our ordinary shares and rights.

Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•         an individual citizen or resident of the United States;

•         a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•         an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•         financial institutions or financial services entities;

•         broker-dealers;

•         taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•         tax-exempt entities;

•         governments or agencies or instrumentalities thereof;

•         insurance companies;

•         regulated investment companies;

•         real estate investment trusts;

•         expatriates or former long-term residents of the United States;

•         persons that actually or constructively own 5 percent or more of our voting shares;

•         persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•         persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•         persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION,

OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the right that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the right generally will be the holder’s tax basis in such share or right, as the case may be.

The foregoing treatment of our ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the right that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

Taxation on the Disposition of Ordinary Shares and Rights

Upon a sale or other taxable disposition of our ordinary shares or rights (which, in general, would include a redemption of ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or rights. See “— Exercise or Lapse of a Right” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to a right.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or rights exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. Among such limitations is the deduction for losses upon a taxable disposition by a U.S. Holder of a right (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical shares or securities. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or rights should consult their own tax advisors regarding the tax treatment of such losses.

Conversion of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to the exercise of a shareholder conversion right, for U.S. federal income tax purposes, such conversion will be subject to the following rules. If the conversion qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such conversion will be as described under “— Taxation on the Disposition of Ordinary Shares and Rights” above. If the conversion does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether conversion of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder. The conversion of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the conversion of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the conversion. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are converted or (ii) all of our ordinary shares actually owned by such U.S. Holder are converted and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The conversion of the ordinary shares will not be essentially equivalent to a dividend if such conversion results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a conversion of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Right

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share from a right. An ordinary share acquired pursuant to a right generally will have a tax basis equal to the U.S. Holder’s tax basis in the right. The holding period of such ordinary share generally would begin on the day after the date of the receipt of shares from the right and will not include the period during which the U.S. Holder held the right.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the ordinary shares and rights will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your ordinary shares or rights. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your ordinary shares or rights under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending December 31, 2015. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or rights and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•         any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or rights; and

•         any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•         the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or rights;

•         the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•         the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•         the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its rights to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such rights (other than upon exchange of rights), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the rights.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and rights should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and rights under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder, subject to certain exceptions, and to the proceeds from sales and other dispositions of our ordinary shares or rights by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder and the proceeds from sales and other dispositions of shares or rights by a U.S. Holder, in each case who:

•         fails to provide an accurate taxpayer identification number;

•         is notified by the IRS that backup withholding is required; or

•         fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares or securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

A 30% withholding tax will be imposed on payments to certain foreign entities on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

A U.S. holder is required to file with such U.S. holder’s income tax return new Form 8938 to report the ownership of shares or securities issued by a foreign corporation exceeding certain threshold amounts.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriter named below. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, underwriter has agreed to purchase from us the number of units listed in the following table:

Underwriter	Number of Units
Cantor Fitzgerald & Co.	4,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriter must purchase all of the units if it purchases any of them. However, the underwriter is not required to take or pay for the units covered by the over-allotment option described below.

In addition, our units are offered subject to a number of other conditions, including:

•         receipt and acceptance of the units by the underwriter; and

•         the underwriter’s right to reject orders in whole or in part.

In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically.

Subject to the conditions described above, upon the execution of the underwriting agreement, the underwriter will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

Introductions of Investors

We have agreed to introduce the underwriter in this offering to lead investors that are interested in purchasing at least $20,000,000 of the units being offered hereby. The lead investors will be required to waive their right to receive $0.40 per share purchased by them in this offering in the event they seek to convert such shares into cash held in the trust account described below in connection with an initial business combination or upon our liquidation if we are unable to consummate an initial business combination within the required time period so that public investors will receive at least $10.40 per share purchased by them in this offering upon conversion or liquidation. To ensure this waiver is effective until consummation of our initial business combination or our earlier liquidation, the lead investors will be restricted from transferring any of the shares included in the $20,000,000 of units to be purchased by them in this offering until such time unless the transferee agrees to such waiver (and any other conditions then applicable to such shares). We anticipate that our officers and directors will approach high-net worth and accredited individuals and entities that they have a prior business relationship with to satisfy this requirement. An investor will be deemed to be introduced by us to the underwriter if such investor is referred by us to the underwriter, has not previously invested in any similarly structured blank check companies through the underwriter and is listed in a schedule to the underwriting agreement. The underwriting agreement will contain a list of such investors at the time of its execution so it is clear which investors will be considered introduced by us. However, our failure to introduce such investors will not provide a base to relieve the underwriter from its obligation under the underwriting agreement. The underwriter’s obligation to purchase the units under the underwriting agreement is not contingent upon the $10,000,000 of units offered being purchased by investors introduced by us.

To the extent that such individuals or entities have an interest in investing in our securities, we will introduce them to the underwriter so that they can confirm they have not previously invested in any similarly structured blank check companies through the underwriter. If lead investors introduced by us do not purchase the full $20,000,000 of units, the underwriter will sell the remaining amount to investors pursuant to the terms of this prospectus and will not purchase such units for its own account. We will be required to pay the underwriter additional underwriting commissions of $0.15 per unit, or up to an aggregate of $300,000 (0.75% of the $40 million offering amount, which does not include any over-allotment), for each unit less than 2,000,000 that are not purchased by investors we introduce to the underwriter in this offering. These extra commissions will be paid for by the purchase of up to 110,000 commission units that we may sell in such case and which have been registered on the registration statement of which this prospectus forms a part.

Over-allotment Option

We have granted the underwriter an option to buy up to 600,000 additional units at the offering price, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriter has 45 days from the date of this prospectus to exercise this option.

Commissions and Discounts

Units sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriter to securities dealers may be sold at a discount of up to $__ per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriter to other brokers or dealers at a discount of up to $__ per unit from the public offering price. If all of the units are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriter assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 600,000 units.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$40,000,000	$46,000,000
Discount(1)(2)(3)	$0.525	$2,100,000	$2,370,000
	($0.45 on overallotment units)
Proceeds before expenses(1)(4)	$9.475	$37,900,000	$43,630,000
	($9.60 on overallotment units)

____________

(1)      Per unit (i) underwriting discount and commissions, and (ii) Proceeds, before expenses, to us, in each case represents an average value as further described in footnotes (2) and (3).

(2)      Includes additional underwriting commissions of $0.15 per unit, or an aggregate of $300,000 (0.75% of the $40 million offering amount, which does not include any over-allotment), on up to 2,000,000 units which may be paid to Cantor Fitzgerald & Co. if we do not introduce any investors to the underwriter that purchase units in this offering. To the extent we do introduce investors to Cantor Fitzgerald & Co. that purchase units being offered hereby, the underwriting commission paid to the underwriter will be reduced in the amount of $0.15 per unit purchased by such investor we introduce to Cantor Fitzgerald & Co. up to the full $300,000 fee if at least $20,000,000 is invested by investors introduced by us.

(3)      Includes $0.15 per unit, or $600,000 (or approximately $870,000 if the underwriter’s over-allotment option is exercised in full), payable to Cantor Fitzgerald & Co. for a deferred underwriting fee to be placed in the trust account described below. These funds will be released to Cantor Fitzgerald & Co. only on completion of our initial business combination, as described in this prospectus.

(4)      The offering expenses are estimated at $500,000.

No discounts or commissions will be paid on the sale of the private units.

Listing of our Securities

There is presently no public market for our units, ordinary shares, or rights. We have applied to have the units, and the ordinary shares and rights once they begin separate trading, listed on Nasdaq under the symbols “ECACU”, “ECAC” and “ECACR”, respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq as we might not meet certain continued listing standards.

Pricing of Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $__ per unit and the dealers may reallow a concession not in excess of $__ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the ordinary shares and rights underlying the units, include:

•         the history and prospects of companies whose principal business is the acquisition of other companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         our capital structure;

•         the per share amount of net proceeds being placed into the trust account;

•         an assessment of our management and their experience in identifying operating companies;

•         general conditions of the securities markets at the time of the offering; and

•         other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•         Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriter complies with all other applicable rules.

•         Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriter may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriter creates a short position during the offering, the underwriter may engage in syndicate covering transactions by purchasing our units in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriter in the aftermarket. However, the underwriter may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•         Penalty Bids. The underwriter may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Purchase Options

We have agreed to sell to Cantor Fitzgerald & Co. (and/or its designees), for $100, an option to purchase up to a total of 300,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $3,000,000) commencing on the later of the consummation of a business combination and one year from the date of this prospectus. Since the option is not exercisable until at the earliest the consummation of a business combination, and the rights will result in the offering of ordinary shares upon consummation of a business combination, the option will effectively represent the right to purchase 330,000 ordinary shares (which includes the 30,000 ordinary shares issuable for the rights included in the units) for $3,000,000. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 300,000 units, as well as the 330,000 ordinary shares that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules, which means that, other than certain limited exceptions, the option may not be sold in this offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transactions, that would result in the effective economic disposition of the option by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Other Terms

We have agreed to reimburse the underwriter for certain out-of-pocket actual expenses related to the offering, including legal fees incurred to clear the offering with FINRA (up to $15,000), background searches of our officers and directors (up to $36,000) and certain other expenses incurred by the underwriter in connection with this offering (up to $20,000), including roadshow expenses and the preparation of bound volumes and Lucite cube mementos. Pursuant to an engagement letter we entered into with the underwriter, we are obligated to reimburse reasonable expenses and costs up to $75,000, incurred to the underwriter in order to enforce our obligation under the engagement letter upon a final judgement in favor of the underwriter.

Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

Notices to Chinese Investors

This prospectus has not been and will not be circulated or distributed in the PRC, and the securities offered herein may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Notice to Cayman Islands Investors

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the rights offered in the prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the shares offered in this prospectus, will be passed upon for us by Maples and Calder, Cayman Islands. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements of E-compass Acquisition Corp. as of December 31, 2014, and for the period from September 23, 2014 through December 31, 2014, have been included herein in reliance upon the report of UHY, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of UHY, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

E-compass Acquisition Corp.

E-Compass Acquisition Corp.

Condensed Balance Sheets

	March 31, 2015	December 31 2014
	(Unaudited)
ASSETS

Current Assets
Cash	$10,441	$39,573
Deferred offering costs	128,560	108,560
Total Assets	$139,001	$148,133

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Note payable to shareholder	$115,000	$115,000
Deferred offering costs payable	4,009	13,009
Total liabilities	119,009	128,009

Commitments and Contingencies

Shareholders’ Equity
Preferred shares, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Ordinary shares, $.0001 par value, authorized 100,000,000 shares, 1,150,000 shares issued and outstanding	115	115
Additional paid-in capital	24,885	24,885
Accumulated deficit	(5,008)	(4,876)
Total Shareholders’ Equity	19,992	20,124
Total Liabilities and Shareholders’ Equity	$139,001	$148,133

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Condensed Statement of Operations
(Unaudited)

For the Three Months Ended March 31, 2015
General and admistrative expenses	$132
Net loss	$(132)

Basic and diluted weighted average shares outstanding	1,000,000

Basic and diluted net loss per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Condensed Statement of Changes in Shareholders’ Equity
(Unaudited)

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balances as of December 31, 2014	1,150,000	$115	$24,885	$(4,876)	$20,124
Net loss	—	—	—	(132)	(132)
Balances as of March 31, 2015	1,150,000	$115	$24,885	$(5,008)	$19,992

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Condensed Statement of Cash Flows
(Unaudited)

For the Three Months Ended March 31, 2015
Cash flow from operating activities
Net loss	$(132)
Net cash used in operating activities	(132)

Cash flow from financing activities
Payment of deferred offering costs	(29,000)
Net cash used in financing activities	(29,000)

Net decrease in cash	(29,132)
Cash at beginning of period	39,573
Cash at end of period	$10,441

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 1 — Organization and Plan of Business Operations

Organization and General

E-Compass Acquisition Corp. (the “Company”) was incorporated in Cayman Islands on September 23, 2014 as a blank check company whose objective is to enter into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”).

At March 31, 2015, the Company had not yet commenced any operations. All activity through March 31, 2015 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,000,000 units (or 4,600,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Public Offering”). The Company has agreed to introduce the underwriter in the Proposed Public Offering to investors, who are referred as the “lead investors” that are interested in purchasing at least $20,000,000 of the units being offered. The lead investors will be required to waive their right to receive $0.40 per share purchased by them in the Proposed Public Offering in the event they seek to convert such shares into cash held in the trust account described below in connection with an initial Business Combination or upon liquidation if the Company is unable to consummate an initial Business Combination within the required time period so that Public Shareholders will receive at least $10.40 per share purchased by them in the Proposed Public Offering upon conversion or liquidation. An affiliate of the Company’s Chairman and Chief Executive Officer has also committed to purchase from the Company an aggregate of 310,000 units (“Private Units”) at $10.00 per unit (for a total purchase price of $3,100,000).These Private Units will be purchased in a private placement (“Private Placement”) that will occur simultaneously with the consummation of the Proposed Public Offering. All of the proceeds the Company receives from this purchase will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have its securities listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effectuate a Business Combination successfully.

Trust Account

Upon the closing of the Proposed Public Offering, management has agreed that $40,800,000,or $46,800,000 if the over-allotment option is exercised in full, of net proceeds of this Proposed Public Offering and the sale of the Private Units will be held in a United States-based trust account (“Trust Account”) and invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 18 months from the date of the Proposed Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as to pay the Company’s tax obligations.

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 1 — Organization and Plan of Business Operations (cont.)

Business Combination

The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location although the Company initially intends to focus on target businesses in the People’s Republic of China that operate in the e-commerce and consumer retail industry. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.

The Company, after signing a definitive agreement for an initial Business Combination, is required to provide shareholders (“Public Shareholders”) who acquired ordinary shares (“Public Shares”) in the Proposed Public Offering with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The Company will only consummate such Business Combination if it has at least $5,000,001 of net tangible assets upon close of such Business Combination. However, the Company has agreed to cause at least $10,000,000 of the Units being offered to be purchased by investors who will agree to hold their Public Shares through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion in connection therewith. As a result, the Company expects to meet the $5,000,001 net tangible asset requirement in order to complete an initial Business Combination. The holders of the 1,150,000 ordinary shares purchased prior to the Company’s Proposed Public Offering (“Initial Shareholders”) will vote any shares they then hold in favor of any proposed initial Business Combination and will waive any conversion rights with respect to these shares and the shares underlying the Private Units pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. Any Public Shareholder voting either for or against such proposed Business Combination will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially approximately $10.40 per share), including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes. Rights sold as part of the Units (“Rights”) will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company to be in effect upon consummation of the Proposed Public Offering will provide that a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 20% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 20% of the ordinary shares sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 18 months from the date of the Proposed Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, dissolve and liquidate. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Shareholder and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the ordinary shares included in the Private Units.

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 1 — Organization and Plan of Business Operations (cont.)

Liquidation

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for ordinary shares will be $10.40 or $10.00, as applicable. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common shareholders. Therefore, the actual per-share redemption price may be reduced.

The Company will pay the costs of any subsequent liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, Richard Xu and Chen Liu have agreed to pay the funds necessary to complete such liquidation (currently anticipated not to exceed $15,000) and have agreed not to seek repayment of such expenses.

Emerging Growth Company

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Significant Accounting Policies

Basis of Presentation

The financial statements as of March 31, 2015 and for the three months period ended March 31, 2015 are unaudited. The accompanying unaudited interim financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year.

Development Stage Company

The Company complies with the reporting requirements of FASB ASC Topic 915, “Development Stage Entities” and early adopted Accounting Standards Update 2014-10 (“ASU 2014-10”). At March 31, 2015, the Company has not commenced any operations nor generated revenue to date. All activity through March 31, 2015 relates to the Company’s formation and the Proposed Public Offering. Following such offering, the Company will not generate operating revenues until after completion of a Business Combination, at earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Public Offering.

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the U.S. Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were recorded deferred offering costs on the balance sheet and will be charged to stockholders’ equity upon the completion of the Public Offering.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 23, 2014, the evaluation was performed for upcoming 2014 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to compulsory repurchase by the Company. Diluted loss per common share is computed by dividing net loss by the weighted average number of ordinary shares outstanding, plus to the extent dilutive, the incremental number of ordinary shares to settle rights and other ordinary share equivalents (currently none outstanding), as calculated using the treasury stock method. Since there are no ordinary share equivalents outstanding and also because of the Company’s loss position, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through the date these financial statements were issued. With the exception of the matter discussed in Note 5, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 4,000,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted Cantor Fitzgerald & Co., the representative of the underwriters, a 45-day option to purchase up to 600,000 units solely to cover over-allotments, if any. Each Unit consists of one ordinary share and one Right. Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial Business Combination. If the Company is unable to consummate a Business Combination, the Company will redeem 100% of the Public Shares issued in the Proposed Public Offering using the funds in the Trust Account as described in Note 1. There are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of the Company’s initial Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. In such events, the Rights will expire and will be worthless.

As discussed in Note 1, 3,000,000 ordinary shares contain a redemption feature which allows for the redemption of such shares under the Company’s liquidation or shareholder approval provisions. In accordance with ASC 480, redemption provision not solely within the control of the Company requires the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, the Company has determined not to consummate any business combination and redeem its public shares if net tangible assets are less than $5,000,001.

Since the Company is not required to net cash settle the Rights and the Rights are exercisable upon the consummation of an initial Business Combination, the Management determined that the Rights will be classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale will be allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights will be based on the closing price paid by investors.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred offering costs, as well as additional costs to be incurred will be charged to operations.

Note 5 — Related Party Transactions

Note Payable to Initial Shareholder

The Company issued a $115,000 principal amount unsecured promissory note to Lodestar Investment Holdings I LLC, an affiliate of the Initial Shareholder, on October 31, 2014. Capitalized as part of the promissory note was $40,000 advances made prior to the execution of the promissory note. In April 2015, Lodestar Investment

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Holdings I LLC loaned the Company an additional $50,000. The notes are non-interest bearing and payable on the earlier of (i) October 31, 2015, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Private Placement

Lodestar Investment Holdings I LLC has committed to purchase 310,000 Private Units at $10.00 per unit (for an aggregate purchase price of $3,100,000) from the Company. It has also agreed that if investors introduced by the Company to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of Private Units (“Commission Units”) (up to an aggregate of 110,000 Commission Units) that will equal the increased commissions the Company will pay the underwriter, as described in Note 6 and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share). These purchases will take place simultaneously with the consummation of the Proposed Public Offering.

All of the proceeds received from the sale of the Private Units will be placed in the Trust Account except that the proceeds from the sale of the Commission Units will be paid to the underwriters at the closing of the Proposed Public Offering. The Private Units and Commission Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the ordinary shares included therein in favor of any proposed Business Combination, (ii) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company offers dissenting holders the right to get their pro rata portion of the Trust Account, (iii) not to convert any ordinary shares included therein into the right to receive cash for the Trust Account in connection with a shareholder vote to approve the proposed initial Business Combination and (iv) that the ordinary shares included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Additionally, the holder has agreed not to transfer, assign or sell any of the Private Units, Commission Units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

Expense Advance Agreement

All expenses incurred by the Company prior to an initial Business Combination may be paid only from the net proceeds of the Public Offering and related private placements not held in the Trust Account.

Thus, in order to meet the Company’s working capital needs following the consummation of the Proposed Public Offering if the funds not held in the Trust Account and interest earned on the funds held in the Trust Account available to the Company are insufficient, the Company’s officers, directors or Initial Shareholders or their respective affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. Up to $500,000 of the notes may, at the lender’s discretion, be converted upon consummation of an initial Business Combination into additional private units at a price of $10.00 per unit (“Working Capital Units”). The Company’s directors have approved the issuance of the Working Capital Units upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of an initial Business Combination. If the Company does not complete an initial Business Combination, the loans will only be repaid with funds not held in the Trust Account, to the extent available.

Note 6 — Commitments

Underwriter Fees

The Company will pay the underwriter in the Proposed Public Offering an underwriting discount of 3% of the gross proceeds of the Proposed Public Offering. Such underwriting discount will be accounted for as offering costs and will be charged to stockholders’ equity upon the completion of the Public Offering In addition, the underwriter will be entitled to a deferred fee of one and a half percent (1.5%) of the Proposed Public Offering (or 4.5% of the proceeds

E-Compass Acquisition Corp.
Notes To Financial Statements
(Unaudited)

Note 6 — Commitments (cont.)

from the units sold in the over-allotment option), payable in cash upon the closing of a Business Combination. Such deferred fee will not be payable if the Company does not complete an initial Business Combination.

In the event that investors introduced by the Company to the underwriter do not purchase at least $20,000,000 of the Units being offered in the Proposed Public Offering, there will be an additional underwriting commission paid to the underwriter in the amount of $0.15 per unit (1.5%) on the amount below $20,000,000 invested by investors introduced by the Company, which will not affect the amount in the Trust Account due to the obligation of the affiliate of the Company’s President to purchase the Commission Units to pay for this commission (See Note 5).

The Company will issue an underwriter unit purchase option for $100 to Cantor & Fitzgerald & Co. to purchase 300,000 units at an exercise price of $10.00 per unit (the “Underwriter Unit Purchase Options”). This option may be exercised commencing on the later of the consummation of a Business Combination or the one year anniversary of the Effective Date and expiring five years from the Effective Date.

Registration Rights

The Initial Shareholders and the holder of the Private Units and Commission Units (or underlying ordinary shares) will be entitled to registration rights with respect to the initial shares and the Private Units (or underlying ordinary shares) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units and Commission Units (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 7 — Shareholder Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2015, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. In connection with the organization of the Company, a total of 1,150,000 of the Company’s ordinary shares were sold to the Initial Shareholders at a price of approximately $0.02 per share for an aggregate of $25,000.

As of March 31, 2015, 1,150,000 ordinary shares were issued and outstanding, of which 150,000 shares are subject to compulsory repurchase by the Company for an aggregate purchase price of $0.01 to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Shareholders will own 20% of the issued and outstanding ordinary shares after the Proposed Public Offering, excluding ordinary shares included in the Private Units. All of these shares will be placed into an escrow account on the Effective Date. Subject to certain limited exceptions, these shares will not be released from escrow until with respect to 50% of the shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination and, with respect to the remaining 50% of the shares, one year after the date of the consummation of an initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
E-compass Acquisition Corp.

We have audited the accompanying balance sheet of E-compass Acquisition Corp. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in shareholders’ equity, and cash flows for period from September 23, 2014 to December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companyis not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-compass Acquisition Corp. as of December 31, 2014, and the results of its operations and its cash flows for period from September 23, 2014 to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of December 31, 2014 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LLP

May 11, 2015 except for Note 1, Note 3 and Note 5, as to which the date is July 24, 2015
New York, New York

E-Compass Acquisition Corp.

Balance Sheet
As of December 31, 2014

ASSETS

Current Assets
Cash	$39,573
Deferred offering costs	108,560
Total Assets	$148,133

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Note payable to shareholder	$115,000
Deferred offering costs payable	13,009
Total liabilities	128,009

Commitments and Contingencies

Shareholders’ Equity
Preferred shares, $.0001 par value, authorized 1,000,000 shares; none issued	—
Ordinary shares, $.0001 par value, authorized 100,000,000 shares, 1,150,000 shares issued and outstanding	115
Additional paid-in capital	24,885
Accumulated deficit	(4,876)
Total Shareholders’ Equity	20,124
Total Liabilities and Shareholders’ Equity	$148,133

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Statement of Operations
For the period from September 23, 2014 to December 31, 2014

Formation, general and admistrative expenses	$4,876
Net loss	$(4,876)

Basic and diluted weighted average shares outstanding	610,000

Basic and diluted net loss per share	$(0.01)

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Statement of Changes in Shareholders’ Equity
For the period from September 23, 2014 to December 31, 2014

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Ordinary shares issued to shareholders on October 31, 2014	1,150,000	$115	$24,885	$—	$25,000
Net loss	—	—	—	(4,876)	(4,876)
Balances as of December 31, 2014	1,150,000	$115	$24,885	$(4,876)	$20,124

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.

Statement of Cash Flows
For the period from September 23, 2014 to December 31, 2014

Cash flow from operating activities
Net loss	$(4,876)
Net cash used in operating activities	(4,876)

Cash flow from financing activities
Proceeds from shareholder - note payable	115,000
Proceeds from sale of ordinary shares to founding shareholder	25,000
Payment of deferred offering costs	(95,551)
Net cash provided by financing activities	44,449

Net increase in cash	39,573
Cash at beginning of period	—
Cash at end of period	$39,573

The accompanying notes are an integral part of these financial statements.

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 1 — Organization and Plan of Business Operations

Organization and General

E-Compass Acquisition Corp. (the “Company”) was incorporated in Cayman Islands on September 23, 2014 as a blank check company whose objective is to enter into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”).

At December 31, 2014, the Company had not yet commenced any operations. All activity through December 31, 2014 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,000,000 units (or 4,600,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Public Offering”). The Company has agreed to introduce the underwriter in the Proposed Public Offering to investors, who are referred as the “lead investors” that are interested in purchasing at least $20,000,000 of the units being offered. The lead investors will be required to waive their right to receive $0.40 per share purchased by them in the Proposed Public Offering in the event they seek to convert such shares into cash held in the trust account described below in connection with an initial Business Combination or upon liquidation if the Company is unable to consummate an initial Business Combination within the required time period so that Public Shareholders will receive at least $10.40 per share purchased by them in the Proposed Public Offering upon conversion or liquidation. An affiliate of the Company’s Executive Chairman and Chief Executive Officer has also committed to purchase from the Company an aggregate of 310,000 units (“Private Units”) at $10.00 per unit (for a total purchase price of $3,100,000).These Private Units will be purchased in a private placement (“Private Placement”) that will occur simultaneously with the consummation of the Proposed Public Offering. All of the proceeds the Company receives from this purchase will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have its securities listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effectuate a Business Combination successfully.

Trust Account

Upon the closing of the Proposed Public Offering, management has agreed that $40,800,000,or $46,800,000 if the over-allotment option is exercised in full, of net proceeds of this Proposed Public Offering and the sale of the Private Units will be held in a United States-based trust account (“Trust Account”) and invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 18 months from the date of the Proposed Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as to pay the Company’s tax obligations.

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 1 — Organization and Plan of Business Operations (cont.)

Business Combination

The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location although the Company initially intends to focus on target businesses in the People’s Republic of China that operate in the e-commerce and consumer retail industry. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.

The Company, after signing a definitive agreement for an initial Business Combination, is required to provide shareholders (“Public Shareholders”) who acquired ordinary shares (“Public Shares”) in the Proposed Public Offering with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The Company will only consummate such Business Combination if it has at least $5,000,001 of net tangible assets upon close of such Business Combination. However, the Company has agreed to cause at least $10,000,000 of the Units being offered to be purchased by investors who will agree to hold their Public Shares through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion in connection therewith. As a result, the Company expects to meet the $5,000,001 net tangible asset requirement in order to complete an initial Business Combination. The holders of the 1,150,000 ordinary shares purchased prior to the Company’s Proposed Public Offering (“Initial Shareholders”) will vote any shares they then hold in favor of any proposed initial Business Combination and will waive any conversion rights with respect to these shares and the shares underlying the Private Units pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. Any Public Shareholder voting either for or against such proposed Business Combination will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially approximately $10.40 per share), including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes. Rights sold as part of the Units (“Rights”) will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company to be in effect upon consummation of the Proposed Public Offering will provide that a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 20% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 20% of the ordinary shares sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 18 months from the date of the Proposed Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, dissolve and liquidate. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Shareholder and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the ordinary shares included in the Private Units.

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 1 — Organization and Plan of Business Operations (cont.)

Liquidation

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for ordinary shares will be $10.40 or $10.00 as applicable. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common shareholders. Therefore, the actual per-share redemption price may be reduced.

The Company will pay the costs of any subsequent liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, Richard Xu and Chen Liu have agreed to pay the funds necessary to complete such liquidation (currently anticipated not to exceed $15,000) and have agreed not to seek repayment of such expenses.

Emerging Growth Company

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year.

Development Stage Company

The Company complies with the reporting requirements of FASB ASC Topic 915, “Development Stage Entities” and early adopted Accounting Standards Update 2014-10 (“ASU 2014-10”). At December 31, 2014, the Company has not commenced any operations nor generated revenue to date. All activity through December 31, 2014 relates to the Company’s formation and the Proposed Public Offering. Following such offering, the Company will not generate operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Public Offering.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the U.S. Federal depository insurance coverage

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 2 — Significant Accounting Policies (cont.)

of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were recorded deferred offering costs on the balance sheet and will becharged to stockholders’ equity upon the completion of the Public Offering.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 23, 2014, the evaluation was performed for upcoming 2014 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to compulsory repurchase by the Company. Diluted loss per common share is computed by dividing net loss by the weighted average number of ordinary shares outstanding, plus to the extent dilutive, the incremental number of ordinary shares to settle rights and other ordinary share equivalents (currently none outstanding), as calculated using the treasury stock method. Since there are no ordinary share equivalents outstanding and also because of the Company’s loss position, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update 2014-10 (“ASU 2014-10”), Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminatesthe distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and shareholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 2 — Significant Accounting Policies (cont.)

interim periods within those annual periods, however early adoption is permitted. The Company adopted this ASU as of September 23, 2014 and the impacts of this adoption are reflected in this report.

In August 2014, the FASB issued a new standard, Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to continue as a Going Concern. This new standard will explicitly require management to assess an entity’s ability to continue as a going concern and to provide footnote disclosures in certain cases. Currently there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern. The new standard applies to all entities and provides an explicit requirement that management assesses and discloses going concern uncertainties. Previous guidance in auditing standards required auditors to evaluate going concern. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. Earlier application is permitted. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through May 11, 2015, the date these financial statements were issued. With the exception of the matter discussed in Note 5, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 4,000,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted Cantor Fitzgerald & Co., the representative of the underwriters, a 45-day option to purchase up to 600,000 units solely to cover over-allotments, if any. Each Unit consists of one ordinary share and one Right. Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial Business Combination. If the Company is unable to consummate a Business Combination, the Company will redeem 100% of the Public Shares issued in the Proposed Public Offering using the funds in the Trust Account as described in Note 1. There are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of the Company’s initial Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. In such events, the Rights will expire and will be worthless.

As discussed in Note 1, 3,000,000 ordinary shares contain a redemption feature which allows for the redemption of such shares under the Company’s liquidation or shareholder approval provisions. In accordance with ASC 480, redemption provision not solely within the control of the Company requires the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, the Company has determined not to consummate any business combination and redeem its public shares if net tangible assets are less than $5,000,001.

Since the Company is not required to net cash settle the Rights and the Rights are exercisable upon the consummation of an initial Business Combination, the Management determined that the Rights will be classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale will be allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights will be based on the closing price paid by investors.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred offering costs, as well as additional costs to be incurred will be charged to operations.

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 5 — Related Party Transactions

Note Payable to Initial Shareholder

The Company issued a $115,000 principal amount unsecured promissory note to Lodestar Investment Holdings I LLC, an affiliate of the Initial Shareholder, on October 31, 2014. Capitalized as part of the promissory note was $40,000 advances made prior to the execution of the promissory note. In April 2015, Lodestar Investment Holdings I LLC loaned the Company an additional $50,000. The notes are non-interest bearing and payable on the earlier of (i) October 31, 2015, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Private Placement

An affiliate of the Company’s Executive Chairman and Chief Executive Officer has committed to purchase 310,000 Private Units at $10.00 per unit (for an aggregate purchase price of $3,100,000) from the Company. This affiliate has also agreed that if investors introduced by the Company to the underwriter do not purchase at least $20,000,000 of the units being offered hereby, it will purchase from us at a price of $10.00 per unit the number of Private Units (“Commission Units”) (up to an aggregate of 110,000 Commission Units) that will equal the increased commissions the Company will pay the underwriter, as described in Note 6 and to cover the additional $0.40 that public investors may receive upon conversion or liquidation to total $10.40 per share). These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Units will be placed in the Trust Account except that the proceeds from the sale of the Commission Units will be paid to the underwriters at the closing of the Proposed Public Offering. The Private Units and Commission Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the ordinary shares included therein in favor of any proposed Business Combination, (ii) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company offers dissenting holders the right to get their pro rata portion of the Trust Account, (iii) not to convert any ordinary shares included therein into the right to receive cash for the Trust Account in connection with a shareholder vote to approve the proposed initial Business Combination and (iv) that the ordinary shares included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Additionally, the holders have agreed not to transfer, assign or sell any of the Private Units, Commission Units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

Expense Advance Agreement

All expenses incurred by the Company prior to an initial Business Combination may be paid only from the net proceeds of the Public Offering and related private placements not held in the Trust Account.

Thus, in order to meet the Company’s working capital needs following the consummation of the Proposed Public Offering if the funds not held in the Trust Account and interest earned on the funds held in the Trust Account available to the Company are insufficient, the Company’s officers, directors or Initial Shareholders or their respective affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. Up to $500,000 of the notes may, at the lender’s discretion, be converted upon consummation of an initial Business Combination into additional private units at a price of $10.00 per unit (“Working Capital Units”). The Company’s directors have approved the issuance of the ordinary shares upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of an initial Business Combination. If the Company does not complete an initial Business Combination, the loans will only be repaid with funds not held in the Trust Account, to the extent available.

Note 6 — Commitments

Underwriter Fees

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3% of the gross proceeds of the Proposed Public Offering. Such underwriting discount will be accounted for as offering costs and will be charged to stockholders’ equity upon the completion of the Public Offering In addition, the underwriters will

E-Compass Acquisition Corp.
Notes To Financial Statements
For the period from September 23, 2014 to December 31, 2014

Note 6 — Commitments (cont.)

be entitled to a deferred fee of one and a half percent (1.5%) of the Proposed Public Offering (or 4.5% of the proceeds from the units sold in the over-allotment option), payable in cash upon the closing of a Business Combination. Such deferred fee will not be payable if the Company does not complete an initial Business Combination.

In the event that investors introduced by the Company to the underwriters do not purchase at least $20,000,000 of the Units being offered in the Proposed Public Offering, there will be an additional underwriting commission paid to the underwriters in the amount of $0.15 per unit (1.5%) on the amount below $20,000,000 invested by investors introduced by the Company, which will not affect the amount in the Trust Account due to the obligation of the affiliate of the Company’s Executive Chairman and Chief Executive Officer to purchase the Commission Units to pay for this commission (See Note 5).

The Company will issue an underwriter unit purchase option for $100 to Cantor & Fitzgerald & Co. to purchase 300,000 units at an exercise price of $10.00 per unit (the “Underwriter Unit Purchase Options”). This option may be exercised commencing on the later of the consummation of a Business Combination or the one year anniversary of the Effective Date and expiring five years from the Effective Date.

Registration Rights

The Initial Shareholders and the holder of the Private Units and Commission Units (or underlying ordinary shares) will be entitled to registration rights with respect to the initial shares and the Private Units (or underlying ordinary shares) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units and Commission Units (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 7 — Shareholder Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2014, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. In connection with the organization of the Company, a total of 1,150,000 of the Company’s ordinary shares were sold to the Initial Shareholders at a price of approximately $0.02 per share for an aggregate of $25,000.

As of December 31, 2014, 1,150,000 ordinary shares were issued and outstanding, of which 150,000 shares are subject to compulsory repurchase by the Company for an aggregate purchase price of $0.01 to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Shareholders will own 20% of the issued and outstanding ordinary shares after the Proposed Public Offering, excluding ordinary shares included in the Private Units. All of these shares will be placed into an escrow account on the Effective Date. Subject to certain limited exceptions, these shares will not be released from escrow until with respect to 50% of the shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination and, with respect to the remaining 50% of the shares, one year after the date of the consummation of an initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Until             , 2015 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$41,100,000

E-compass Acquisition Corp.

4,000,000 Units
110,000 Commission Units

______________________

PROSPECTUS

______________________

Cantor Fitzgerald & Co.

_____________, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	6,000
FINRA filing fee	7,400
Accounting fees and expenses	40,000
Nasdaq listing fees	50,000
Printing and engraving expenses	45,000
Directors & Officers liability insurance premiums	75,000	(2)
Legal fees and expenses	275,000
Miscellaneous	75,600	(3)
Total	$575,000

____________

(1)      In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company $16,100 for acting as trustee, as transfer agent of the registrant’s ordinary shares, as right agent for the registrant’s rights and as escrow agent.

(2)      This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)      This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

(a)      During the past three years, we sold the following ordinary shares without registration under the Securities Act:

In October 2014, the Company issued an aggregate of 1,150,000 ordinary shares to the Company’s initial shareholders for an aggregate purchase price of $25,000, or approximately $0.02 per share, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

In addition, an affiliate of the Company’s Executive Chairman and Chief Executive Officer has committed to purchase an aggregate of 310,000 private units from the Company on a private placement basis simultaneously with the consummation of this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Right Certificate.
4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Purchase Option.
5.1	Opinion of Maples and Calder.
5.2	Opinion of Graubard Miller.
10.1	Form of Letter Agreement among the Registrant, Cantor Fitzgerald & Co. and the Company’s officers, directors and shareholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.
10.4	Promissory Note issued to Lodestar Investment Holdings I LLC as of October 31, 2014.**
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.
10.6	Form of Subscription Agreement among the Registrant, Graubard Miller and Lodestar Investment Holdings I LLC.
10.7	Promissory Note issued to Lodestar Investment Holdings I LLC as of April 30, 2015.**
14	Form of Code of Ethics.
23.1	Consent of UHY, LLP.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2).
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating Committee Charter.
99.3	Form of Compensation Committee Charter.
99.4	Form of letter agreement for non-tendering investors.
99.5	Form of letter agreement for lead investors.

____________

**       Previously filed.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on the 24th day of July 2015.

E-COMPASS ACQUISITION CORP.

By:	/s/ Richard Xu
Name:	Richard Xu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard Xu and Amy He his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Richard Xu	Executive Chairman of the Board and Chief	July 24, 2015
Richard Xu	Executive Officer (Principal executive officer)

/s/ Peiling He	Chief Financial Officer	July 24, 2015
Peiling He	(Principal financial and accounting officer)

/s/ Chen Liu	President and Director	July 24, 2015
Chen Liu

/s/ Nicholas Clements	Non-Executive Vice Chairman of the Board	July 24, 2015
Nicholas Clements

/s/ Aimin Song	Director	July 24, 2015
Aimin Song

/s/ Xinli Li	Director	July 24, 2015
Xinli Li

II-4